As filed with the Securities and Exchange Commission on September 3, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	4512	13-1502798
(State or other jurisdiction of incorporation or	(Primary Standard Industrial Classification Code	(I.R.S. Employer
organization)	Number)	Identification Number)
4333 Amon Carter Blvd.
Fort Worth, Texas 76155
(817) 963-1234
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary F. Kennedy, Esq.
Senior Vice President, General Counsel
and Chief Compliance Officer
American Airlines, Inc.
4333 Amon Carter Blvd.
Fort Worth, Texas 76155
(817) 963-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
John T. Curry, III, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
(212) 909-6000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Unit(1)	Offering Price	Registration Fee(2)
13.0% 2009-2 Secured Notes due 2016	$276,400,000	100%	$276,400,000	$15,424

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act.

(2)	The registration fee has been calculated under Rule 457(f)(2) of the Securities Act.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer or issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2009
PROSPECTUS
American Airlines, Inc.
Offer to Exchange
$276,400,000 Outstanding 13.0% 2009-2 Secured Notes due 2016 for
$276,400,000 Registered 13.0% 2009-2 Secured Notes due 2016

     American Airlines, Inc., is offering to exchange the Old Notes, as defined in this prospectus, for a like principal amount of New Notes, as defined in this prospectus.
     The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions and registration rights relating to the Old Notes will not apply to the New Notes, and except for certain related differences described in this prospectus.
     No public market currently exists for the Old Notes or the New Notes.
     The exchange offer will expire at      , New York City time, on      , 2009 (the “Expiration Date”) unless we extend the Expiration Date. You should read the section called “The Exchange Offer” for further information on how to exchange your Old Notes for New Notes.
     See “Risk Factors” beginning on page 14 for a discussion of risk factors that you should consider prior to tendering your Old Notes in the exchange offer and risk factors related to ownership of the Notes.
     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the Expiration Date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2009.

          This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to American Airlines, Inc., 4333 Amon Carter Boulevard, Mail Drop 5651, Fort Worth, Texas 76155, Attention: Investor Relations (Telephone: 817-967-2970).

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          In order to obtain timely delivery of any information that you request, you must submit your request no later than      , 2009, which is five business days before the date the exchange offer is scheduled to expire.
          You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated herein by reference is accurate as of any date other than the date of this prospectus or the date of such other document, as the case may be. Also, you should not assume that there has been no change in the affairs of American since the date of this prospectus.
FORWARD-LOOKING STATEMENTS
          This prospectus and the documents incorporated by reference contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent American’s expectations or beliefs concerning future events. When used in this prospectus and in documents incorporated by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals are forward-looking statements. Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of our unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including our application for antitrust immunity with other oneworld alliance members; and the impact on us of our results of operations in recent years and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this prospectus and the documents incorporated by reference herein and therein are based upon information available to us on the date of this prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Guidance given in this prospectus and the documents incorporated by reference herein and therein regarding capacity, fuel consumption, fuel prices, fuel hedging and unit costs, and statements regarding expectations of regulatory approval of our application for antitrust immunity with other oneworld members, are forward-looking statements.
          Forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from our expectations. The following factors, in addition to those discussed under the caption “Risk Factors” in this prospectus and other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: our materially weakened financial condition, resulting from our significant losses in recent years; weaker demand for air travel and lower investment asset returns resulting from the severe global economic downturn; our need to raise substantial additional funds and our ability to do so on acceptable terms; our ability to generate additional revenues and reduce our costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; our substantial indebtedness and other obligations; our ability to satisfy existing financial or other covenants in certain of our credit agreements; changes in economic and other conditions beyond our control, and the volatile results of our operations; the fiercely and increasingly competitive business environment we face; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and our reduced pricing power; changes in our corporate or business strategy; government regulation of our business; conflicts overseas or terrorist attacks; uncertainties with respect to our international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of our competitors; uncertainties with respect to our relationships with unionized and other employee work groups; increased insurance costs and

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potential reductions of available insurance coverage; our ability to retain key management personnel; potential failures or disruptions of our computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving our aircraft; changes in the price of AMR’s common stock; and our ability to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in our and AMR’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to our and AMR’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and our and AMR’s Annual Reports on Form 10-K for the year ended December 31, 2008 (and, in the case of AMR, as updated by AMR’s Current Report on Form 8-K filed on April 21, 2009).

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PROSPECTUS SUMMARY
          This summary highlights basic information about us and this exchange offer. Because it is a summary, it does not contain all of the information that you should consider before tendering your Old Notes in the Exchange Offer. You should read this entire prospectus carefully, including the section entitled "Risk Factors” in this prospectus, as well as the materials filed with the SEC that are considered to be a part of this prospectus before making an investment decision. See "Where You Can Find More Information” in this prospectus. We have given certain capitalized terms specific meanings for purposes of this prospectus. The “Index of Terms” attached as Appendix I to this prospectus lists the page in this prospectus on which we have defined each such term. Unless otherwise indicated, “we,” “us,” “our” and similar terms, as well as references to “American” or the “Company, ” refer to American Airlines, Inc. The term “you” or the “Noteholders” refers to holders of the Notes.
American Airlines, Inc.
          American, the principal subsidiary of AMR Corporation (“AMR”), was founded in 1934. All of American’s common stock is owned by AMR. At the end of 2008, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and Asia.
          In addition, American has capacity purchase agreements with AMR Eagle and an independently owned regional airline, which does business as the “AmericanConnection” (the “AmericanConnection® carrier”). The AMR Eagle and AmericanConnection® carrier provide connecting service from ten of American’s high-traffic cities to smaller markets throughout the United States, Canada, Mexico and the Caribbean.
          American, AMR Eagle, and the AmericanConnection® airlines serve 250 cities in 40 countries with, on average, more than 3,400 daily flights. The combined network fleet numbers approximately 900 aircraft. American is also a founding member of oneworld® Alliance, which enables member airlines to offer its customers more services and benefits than any member airline can provide individually. These services include a broader route network, opportunities to earn and redeem frequent flyer miles across the combined oneworld network and more airport lounges. Together, oneworld members serve nearly 700 destinations in over 150 countries, with 8,500 daily departures. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system onboard American’s passenger fleet.
          The postal address for American’s principal executive offices is 4333 Amon Carter Boulevard, Fort Worth, Texas 76155 (Telephone: 817-963-1234). American’s Internet address is http://www.aa.com. Information on American’s website is not incorporated into this prospectus and is not a part of this prospectus.
Summary of Transaction
          The Aircraft are currently subject to the liens of separate indentures (the “1999-1 Indentures”) as part of an enhanced equipment trust certificate transaction entered into by American in 1999 (the “1999-1 EETC”). Final distributions on the equipment notes in the 1999-1 EETC are scheduled to be made on October 15, 2009 (the “1999-1 Maturity Date”), and the aggregate amount of principal scheduled to be paid under the 1999-1 EETC on the 1999-1 Maturity Date is $401,494,000, of which $313,130,404.20 relates to the Aircraft. American deposited the entire proceeds from the sale of the Old Notes with the Trustee under the Indenture and Security Agreement dated July 31, 2009 (the “Indenture”) between American and U.S. Bank Trust National Association, as trustee (the “Trustee”) to be held by the Trustee as cash collateral (the “Cash Collateral”) for American’s obligations under the Notes. On and subject to the terms and conditions of the Indenture, following the payment in full of the equipment notes issued under the 1999-1 EETC and the release of the liens of the 1999-1 Indentures on each of the Aircraft, American has agreed to subject the Aircraft to the lien of an Aircraft Security Agreement (the “Aircraft Security Agreement”) to be entered into among American, the Trustee and U.S. Bank Trust National Association, as security agent (the “Security Agent”), on or prior to November 15, 2009 (the “Cut-Off Date”). Upon the subjection of an Aircraft to the lien of the Aircraft Security Agreement, an amount of the Cash Collateral equal to the “Allocable Portion” (as described herein) of the Notes attributable to such Aircraft will be released to American so long as no Event of Default shall have occurred and be continuing.

          If fewer than all of the Aircraft have been subjected to the lien of the Aircraft Security Agreement for any reason on or prior to the Cut-Off Date, on January 5, 2010 (the “Cut-Off Redemption Date”), American will be required to redeem the Allocable Portion of the Notes attributable to each such Aircraft not subjected to the lien of the Aircraft Security Agreement. The redemption price will be the Allocable Portion of the Notes attributable to each such Aircraft, together with accrued and unpaid interest on such Allocable Portion, and the Make-Whole Amount (if any) with respect to such Allocable Portion. Notwithstanding the foregoing, no Make-Whole Amount will be payable in the case of a redemption because of the occurrence of an event that would constitute an “Event of Loss” under the applicable 1999-1 Indenture, whether or not such 1999-1 Indenture is in full force or effect (each such event, a “1999-1 Event of Loss”) with respect to such Aircraft (or an event that would constitute such a 1999-1 Event of Loss but for the requirement that notice be given or time elapse or both). Upon any such partial redemption with respect to an Aircraft, the amount of the Cash Collateral equal to the Allocable Portion of the Notes attributable to such Aircraft will be released to American so long as no Event of Default shall have occurred and be continuing, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Allocable Portion of the Notes will cease.
          The investment earnings on all Cash Collateral shall be paid over to American on the last day on which any Cash Collateral with respect to the Allocable Portion of the Notes attributable to any Aircraft is released to American. The amount of Cash Collateral with respect to the Allocable Portion of the Notes attributable to each Aircraft to be released in connection with the subjection of such Aircraft to the lien of the Aircraft Security Agreement or in connection with a partial redemption as discussed in the preceding paragraph is set forth under “— The Aircraft” in this prospectus summary. American will use any Cash Collateral and any investment earnings thereon released to it to reimburse itself in part for the repayment of the equipment notes issued under the 1999-1 EETC.

Summary of Terms of Notes

Principal amount	$276,400,000
Initial loan to Aircraft value ratio (cumulative)(1)(2)	65.0%
Expected maximum loan to Aircraft value ratio (cumulative)(2)	65.0%
Expected principal distribution window (in years from Issuance Date)	0.5-7.0
Initial average life (in years from Issuance Date)	4.3
Payment Dates	February 1 and August 1
Scheduled Maturity Date	August 1, 2016
Section 1110 protection(3)	Yes

(1)	This percentage is calculated as of the Cut-Off Date and assumes that all of the Aircraft have been subjected to the lien of the Aircraft Security Agreement as of such date. In calculating this percentage, we have assumed that the aggregate appraised value of the Aircraft is $425,233,333 as of such date. The appraisal value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals — The Appraisals.”

(2)	See “Loan to Aircraft Value Ratios of Notes” in this prospectus summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

(3)	American deposited the entire proceeds from the sale of the Old Notes with the Trustee to be held as Cash Collateral for American’s obligations under the Notes until the date on which American has repaid the 1999-1 EETC with respect to each Aircraft and subjected each such Aircraft to the lien of the Aircraft Security Agreement. There will be Section 1110 protection with respect to any Aircraft subjected to the lien of the Aircraft Security Agreement but not with respect to the Cash Collateral. See “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — Payment on the Notes and the ability to exercise remedies with respect to certain collateral may be restricted in the case of a bankruptcy of American.”

The Aircraft
          The Notes are expected to be secured by a lien on each of 12 Boeing aircraft, consisting of nine Boeing 737-823 aircraft, one Boeing 767-323ER aircraft and two Boeing 777-223ER aircraft delivered new to American from May 1999 to September 1999 (each, an “Aircraft” and, collectively, the “Aircraft”). All of the Aircraft are being operated by American. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft.
          On and subject to the terms and conditions of the Indenture, American has agreed to enter into a secured debt financing with respect to each Aircraft on or prior to the Cut-Off Date. Set forth below is certain information about the Aircraft expected to secure the Notes:

				Allocable Portion
				of the Notes on
	Registration	Manufacturer’s		the Cut-Off	Appraised
Aircraft Type	Number	Serial Number	Delivery Date	Date(1)	Value(2)
Boeing 737-823	N909AN	29511	5/19/1999	$17,069,000	$26,260,000
Boeing 737-823	N910AN	29512	5/26/1999	17,069,000	26,260,000
Boeing 737-823	N912AN	29513	6/25/1999	17,153,000	26,390,000
Boeing 737-823	N914AN	29515	7/19/1999	17,238,000	26,520,000
Boeing 737-823	N915AN	29516	7/28/1999	17,238,000	26,520,000
Boeing 737-823	N916AN	29517	8/6/1999	17,316,000	26,640,000
Boeing 737-823	N917AN	29518	8/27/1999	17,316,000	26,640,000
Boeing 737-823	N918AN	29519	9/10/1999	17,400,000	26,770,000
Boeing 737-823	N919AN	29520	9/15/1999	17,400,000	26,770,000

Boeing 767-323ER	N399AN	29606	5/28/1999	26,097,000	40,150,000

Boeing 777-223ER	N778AN	29587	6/21/1999	47,552,000	73,156,667
Boeing 777-223ER	N779AN	29955	6/27/1999	47,552,000	73,156,667

Total				$276,400,000	$425,233,333

(1)	The Allocable Portion of the Notes on the Cut-Off Date set forth above with respect to each Aircraft represents the portion of the principal amount of the Notes attributable to such Aircraft as of such date. The Allocable Portion of the Notes with respect to each Aircraft will not change from the amount set forth above during the period from the Issuance Date to the first Payment Date unless any Allocable Portion of the Notes is redeemed as set forth under “Description of the Notes — Redemption.”

(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms. Such appraisals indicate appraised current market value of such Aircraft at or around the time of such appraisals. The appraisers based their appraisals on varying assumptions (which may not reflect accurately current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals — The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Loan to Aircraft Value Ratios
          The following table provides loan to Aircraft value ratios (“LTVs”) for the Notes as of the Cut-Off Date and each Payment Date, assuming that all of the Aircraft have been subjected to the lien of the Aircraft Security Agreement on or prior to the Cut-Off Date. See “— Summary of Transaction and Use of Proceeds” in this prospectus summary. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
          We compiled the following table on an aggregate basis. The Notes are issued pursuant to the Indenture, and all of the Aircraft, subject to the terms and conditions of the Indenture, are expected to be subjected to the lien of the Aircraft Security Agreement as security for American’s obligations on the Notes issued under the Indenture. This means that all proceeds realized from the sale of any Aircraft or other exercise of default remedies will be available to cover any shortfalls on the Notes. The relevant LTVs in a default situation for the Notes would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indenture and the Aircraft Security Agreement. Therefore, the following LTVs are presented for illustrative purpose only.

	Aggregate
	Assumed	Principal
Date	Aircraft Value(1)	Balance(2)	LTV%(3)
Cut-Off Date	$425,233,333	$276,400,000	65.0%
February 1, 2010	416,121,190	257,994,870	62.0
August 1, 2010	407,009,048	240,135,070	59.0
February 1, 2011	397,896,905	222,821,999	56.0
August 1, 2011	388,784,762	206,055,656	53.0
February 1, 2012	379,672,619	189,836,042	50.0
August 1, 2012	370,560,476	174,163,156	47.0
February 1, 2013	361,448,333	159,036,999	44.0
August 1, 2013	352,336,190	144,457,570	41.0
February 1, 2014	343,224,048	130,424,870	38.0
August 1, 2014	334,111,905	116,938,898	35.0
February 1, 2015	321,962,381	103,027,693	32.0
August 1, 2015	309,812,857	89,845,460	29.0
February 1, 2016	297,663,333	77,392,198	26.0
August 1, 2016	285,513,810	—	0.0

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Notes — Loan to Value Ratios of Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

(2)	The “principal balance” indicates, as of any date, after giving effect to any principal payments scheduled to be made on such date, the portion of the original principal amount of the Notes that has not been paid to the Noteholders and assumes that all of the Aircraft have been subjected to the lien of the Aircraft Security Agreement as of the Cut-Off Date.

(3)	We obtained the LTVs for the Cut-Off Date and each Payment Date by dividing (i) the expected outstanding principal balance of the Notes after giving effect to any principal payment scheduled to be made on such date, by (ii) the aggregate Assumed Aircraft Value of the Aircraft on such date based on the assumptions described above. The outstanding principal balances and LTVs will change if any Allocable Portion of the Notes is redeemed as set forth under “Description of the Notes — Redemption” or if a default in payment of principal on the Notes occurs.

Summary of the Terms of the Exchange Offer

The Notes	On July 31, 2009 (the “Issuance Date”), we issued and privately placed $276,400,000 aggregate principal amount of 13% 2009-2 Secured Notes due 2016 pursuant to exemptions from the registration requirements of the Securities Act. The Initial Purchasers for the Old Notes were Morgan Stanley & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated (the “Initial Purchasers”).

When we use the term “Old Notes” in this prospectus, we mean the 13% 2009-2 Secured Notes due 2016 which were privately placed with the Initial Purchasers on July 31, 2009, and were not registered with the SEC.

When we use the term “New Notes” in this prospectus, we mean the 13% 2009-2 Secured Notes due 2016 registered with the Commission and offered hereby in exchange for the Old Notes.

When we use the term “Notes” in this prospectus, the related discussion applies to both the Old Notes and the New Notes.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and will not be subject to restrictions on transfer, will bear a different CUSIP and ISIN number than the Old Notes, will not entitle their holders to registration rights and will be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the Old Notes.

The Exchange Offer	You may exchange Old Notes for a like principal amount of New Notes. The consummation of the exchange offer is not conditioned upon any minimum or maximum aggregate principal amount of Old Notes being tendered for exchange.

Resale of New Notes	We believe the New Notes that will be issued in the exchange offer may be resold by most investors without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the heading “The Exchange Offer” for further information regarding the exchange offer and resale of the New Notes.

Registration Rights Agreement	We have undertaken the exchange offer pursuant to the terms of the Registration Rights Agreement we entered into with the Initial Purchasers, dated July 31, 2009 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, American agreed, at no cost to the Noteholders, (a) either to consummate an exchange offer for the Notes pursuant to an effective registration statement, or to cause resales of the Notes to be registered under the Securities Act (the “Registration Condition”), and (b) to obtain ratings for the Notes from each of Moody’s and Standard & Poor’s (the “Rating Condition”). If either the Registration Condition or the Rating Condition is not satisfied on or before December 31, 2009, the interest rate on the Notes will permanently increase by 1.00% starting on January 1, 2010. See “The Exchange Offer” and “Exchange Offer; Registration Rights; Ratings.”

Consequences of Failure to Exchange the Old Notes	You will continue to hold Old Notes that remain subject to their existing transfer restrictions if:

• you do not tender your Old Notes; or

• you tender your Old Notes and they are not accepted for exchange.

We will have no obligation to register the Old Notes after we consummate the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes.”

Expiration Date	The exchange offer will expire at , New York City time, on , 2009 (the “Expiration Date”), unless we extend it, in which case Expiration Date means the latest date and time to which the exchange offer is extended.

Conditions to the Exchange Offer	The exchange offer is subject to several customary conditions. We will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes, and we may terminate or amend the exchange offer, if we determine in our reasonable judgment at any time before the Expiration Date that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC. The foregoing conditions are for our sole benefit and may be waived by us at any time. In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at any time any stop order is threatened or in effect with respect to:

• the registration statement of which this prospectus constitutes a part; or

• the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

See “The Exchange Offer—Conditions to the Exchange Offer.” We reserve the right to terminate or amend the exchange offer at any time prior to the Expiration Date upon the occurrence of any of the foregoing events.

Procedures for Tendering Old Notes	If you wish to accept the exchange offer, you must tender your Old Notes and do the following on or prior to the Expiration Date, unless you follow the procedures described under “The Exchange Offer—Guaranteed Delivery Procedures:”

•    if Old Notes are tendered in accordance with the book-entry procedures described under “The Exchange Offer—Book-Entry Transfer,” transmit an Agent’s Message to the Exchange Agent through the Automated Tender Offer Program (“ATOP”) of The Depositary Trust Company (“DTC”), or

• transmit a properly completed and duly executed letter of transmittal, or a facsimile copy thereof, to the Exchange Agent, including all other documents required by the letter of transmittal.

See “The Exchange Offer—Procedures for Tendering Old Notes.”

Guaranteed Delivery Procedures	If you wish to tender your Old Notes, but cannot properly do so prior to the Expiration Date, you may tender your Old Notes according to the guaranteed delivery procedures set forth under “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights	Tenders of Old Notes may be withdrawn at any time prior to , New York City time, on the Expiration Date. To withdraw a tender of Old Notes, a notice of withdrawal must be actually received by the Exchange Agent at its address set forth in “The Exchange Offer—Exchange Agent” prior to , New York City time, on the Expiration Date. See “The Exchange Offer—Withdrawal Rights.”

Acceptance of Old Notes and Delivery of New Notes	Except in some circumstances, any and all Old Notes that are validly tendered in the exchange offer prior to , New York City time, on the Expiration Date will be accepted for exchange. The New Notes issued pursuant to the exchange offer will be delivered promptly after such acceptance. See “The Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of New Notes.”

Certain U.S. Federal Tax Considerations	The exchange of the Old Notes for the New Notes will not constitute a taxable exchange for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Exchange Agent	U.S. Bank National Association is serving as the Exchange Agent (the “Exchange Agent”).

The Notes
          The forms and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes:
•	are registered under the Securities Act and will not be subject to restrictions on transfer;

•	will bear a different CUSIP and ISIN number than the Old Notes;

•	will not entitle their holders to registration rights; and

•	will be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the Old Notes.

Issuer	American Airlines, Inc.

The Notes	$276,400,000 principal amount of 13.0% 2009-2 Secured Notes due 2016

Trustee and Security Agent	U.S. Bank Trust National Association

Principal	Payments of principal on the Notes will be made on each Payment Date as follows:

Payment Date	Principal Payment Amount
February 1, 2010	$18,405,129.71
August 1, 2010	17,859,800.03
February 1, 2011	17,313,071.43
August 1, 2011	16,766,342.88
February 1, 2012	16,219,614.32
August 1, 2012	15,672,885.72
February 1, 2013	15,126,157.20
August 1, 2013	14,579,428.57
February 1, 2014	14,032,700.21
August 1, 2014	13,485,971.65
February 1, 2015	13,911,204.82
August 1, 2015	13,182,233.36
February 1, 2016	12,453,261.99
August 1, 2016	77,392,198.11

Scheduled Maturity Date	August 1, 2016

Interest	The Notes bear interest at the rate of 13.0% per annum. If either the Registration Condition or the Rating Condition is not satisfied on or before December 31, 2009, the interest rate on the Notes will permanently increase by 1.00% starting on January 1, 2010. See “Exchange Offer; Registration Rights; Ratings.” Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the Issuance Date. Interest on the Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest is payable on the Notes on each Payment Date, commencing on February 1, 2010.

Payment Dates	February 1 and August 1, commencing on February 1, 2010.

Record Dates	The fifteenth day preceding the related Payment Date.

Collateral	Initially, the Notes are secured by the Cash Collateral. Cash Collateral may be released from time to time as Aircraft are subjected to the lien of the Aircraft Security Agreement as set forth under “Description of the Notes — Collateral — Release of Cash Collateral.”

After the 1999-1 Maturity Date and the release of the Aircraft from the liens created under the 1999-1 Indentures, subject to the terms and conditions of the Indenture, the Notes are expected to be secured by a lien on each Aircraft under the Aircraft Security Agreement. The pool of Aircraft is expected to consist of 12 Boeing aircraft owned by American, consisting of nine Boeing 737-823 aircraft, one Boeing 767-323ER aircraft and two Boeing 777-223ER aircraft, each of which was delivered new to American during the period from May 1999 to September 1999. The lien on the Aircraft under the Aircraft Security Agreement may be released from time to time as set forth under “Description of the Notes — Redemption.”

Redemption	Mandatory Redemption. If fewer than all of the Aircraft have been subjected to the lien of the Aircraft Security Agreement for any reason on or prior to the Cut-Off Date, on the Cut-Off Redemption Date, American will be required to redeem the Allocable Portion of the Notes attributable to each such Aircraft not subjected to the lien of the Aircraft Security Agreement. The redemption price will be the Allocable Portion of the Notes attributable to each such Aircraft, together with accrued and unpaid interest on such Allocable Portion, and the Make-Whole Amount (if any) with respect to such Allocable Portion. Notwithstanding the foregoing, no Make-Whole Amount will be payable in the case of a redemption because of the occurrence of a 1999-1 Event of Loss with respect to such Aircraft (or an event that would constitute a 1999-1 Event of Loss but for the requirement that notice be given or time elapse or both). Upon any such partial redemption with respect to an Aircraft, the amount of the Cash Collateral equal to the Allocable Portion of the Notes attributable to such Aircraft will be released to American so long as no Event of Default shall have occurred and be continuing, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Allocable Portion of the Notes will cease. The investment earnings on all such Cash Collateral shall be paid over to American on the last day on which any Cash Collateral with respect to the Allocable Portion of the Notes attributable to any Aircraft is released to American.

In addition, if an Event of Loss occurs with respect to an Aircraft that has been subjected to the lien of the Aircraft Security Agreement, American will either:

• substitute for such Aircraft under the Aircraft Security Agreement an aircraft meeting certain requirements; or

• redeem the Allocable Portion of the Notes attributable such Aircraft.

The redemption price in such case will be the Allocable Portion of the Notes attributable to such Aircraft, together with accrued and unpaid interest on such Allocable Portion, but without any premium. Following such partial redemption, the lien on such Aircraft under the Aircraft Security Agreement will be released and such Aircraft will no longer secure the amounts that may be owing under the Indenture. In addition, the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Allocable Portion of the Notes will cease.

See “Description of the Notes — Redemption — Mandatory Redemption” for further details. The Allocable Portion of the Notes with respect to each Aircraft on the Cut-Off Date and each Payment Date is set forth in Appendix III. For any date before the first Payment Date, the Allocable Portion of the Notes with respect to each Aircraft will be the amount specified in Appendix

III for the Cut-Off Date. For any date after the first Payment Date, other than a Payment Date, the Allocable Portion of the Notes with respect to each Aircraft will be the amount specified in Appendix III for the Payment Date that immediately precedes such date.

Optional Redemption. American may elect to redeem all, but not less than all, of the Notes at any time prior to the Scheduled Maturity Date. The redemption price will be the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon, plus the Make-Whole Amount (if any). Following such redemption, the lien on the Aircraft under the Aircraft Security Agreement will be released. See “Description of the Equipment Notes — Redemption — Optional Redemption.”

Section 1110 Protection	It is a condition to the subjection of an Aircraft to the lien of the Aircraft Security Agreement that American’s General Counsel provide an opinion to the Trustee and the Security Agent that the benefits of Section 1110 (“Section 1110”) of the U.S. Bankruptcy Code (“Bankruptcy Code”) will be available with respect to such Aircraft. The Cash Collateral and any other cash held as collateral as a result of the exercise of remedies under the Aircraft Security Agreement will not be entitled to the benefits of Section 1110. See “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — Payment on the Notes and the ability to exercise remedies with respect to certain collateral may be restricted in the case of a bankruptcy of American.”

Ratings	Pursuant to the Registration Rights Agreement, American agreed, at no cost to the Noteholders, to obtain ratings for the Notes from each of Moody’s and Standard & Poor’s. If the Rating Condition is not satisfied on or before December 31, 2009, the interest rate on the Notes will permanently increase by 1.00% starting on January 1, 2010. See “Exchange Offer; Registration Rights; Ratings.”

Certain ERISA Considerations	Each person who acquires a Note or any interest therein will be deemed to have represented that either:

•   no assets of (a) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, (b) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, (c) an entity whose underlying assets are deemed to include assets of any such employee benefit plan or plan, or (d) a foreign governmental or church plan that is subject to any U.S. federal, state, local or foreign law or regulation that is substantially similar to Section 406 of ERISA or Section 4975 of the Code have been used to purchase such Note or interest therein; or

•   the purchase and holding of such Note or interest therein by such person are exempt from the prohibited transaction restrictions of ERISA, the Code or any similar provision of Similar Law, as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions.

See “Certain ERISA Considerations.”

Governing Law	The Notes are governed by the laws of the State of New York.

Ratio of Earnings to Fixed Charges

	Six Months Ended
	June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges (1)	—	—	—	1.20	1.08	—	—

(1)	As of June 30, 2009, American guaranteed approximately $425 million of unsecured debt of its parent, AMR Corporation and approximately $284 million of secured debt of AMR Eagle. The impact of these unconditional guarantees is not included in the above computation. Earnings were inadequate to cover fixed charges by $2,564 million, $956 million, $898 million, $774 million and $1,820 million for the years ended December 31, 2008, December 31, 2005, December 31, 2004, the six months ended June 30, 2009 and the six months ended June 30, 2008, respectively.

RISK FACTORS
          You should carefully consider all of the information contained in or incorporated by reference in this prospectus, including but not limited to, our and AMR’s Annual Reports on Form 10-K for the year ended December 31, 2008 (and, in the case of AMR, as updated by AMR’s Current Report on Form 8-K filed on April 21, 2009), our and AMR’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports to the SEC.
Risk Factors Relating to the Company
          Our ability to become profitable and our ability to continue to fund our obligations on an ongoing basis will depend on a number of risk factors, many of which are largely beyond our control. Some of the factors that may have a negative impact on us are described below:
As a result of significant losses in recent years, our financial condition has been materially weakened.
          We incurred significant losses in 2001-2005, which materially weakened our financial condition. We lost $892 million in 2005, $821 million in 2004, $1.3 billion in 2003, $3.5 billion in 2002 and $1.6 billion in 2001. Although we earned a profit of $356 million in 2007 and $164 million in 2006, we lost $2.5 billion in 2008 (which included a $1.0 billion impairment charge) and $754 million in the six months ended June 30, 2009. Because of our weakened financial condition, we are vulnerable both to the impact of unexpected events (such as terrorist attacks or spikes in jet fuel prices) and to deterioration of the operating environment (such as a deepening of the current global recession or significant increased competition).
The severe global economic downturn has resulted in weaker demand for air travel and lower investment asset returns, which may have a significant negative impact on us.
          We are experiencing significantly weaker demand for air travel driven by the severe downturn in the global economy. Many of the countries we serve are experiencing economic slowdowns or recessions. We began to experience weakening demand late in 2008, and this weakness has continued in 2009. We reduced capacity in 2008, and in 2009 we have announced additional reductions to our capacity plan for this year. If the global economic downturn persists or worsens, demand for air travel may continue to weaken. No assurance can be given that capacity reductions or other steps we may take will be adequate to offset the effects of reduced demand.
          The economic downturn has resulted in broadly lower investment asset returns and values, and our pension assets suffered a material decrease in value in 2008 related to broader stock market declines, which will result in higher pension expense in 2009 and future years and higher required contributions in future years. In addition, under these unfavorable economic conditions, the amount of the cash reserves we are required to maintain under our credit card processing agreements may increase substantially. These issues individually or collectively may have a material adverse impact on our liquidity. Also, disruptions in the capital markets and other sources of funding may make it impossible for us to obtain necessary additional funding or make the cost of that funding prohibitive.
We face numerous challenges as we seek to maintain sufficient liquidity, and we will need to raise substantial additional funds. We may not be able to raise those funds, or to do so on acceptable terms.
          We have significant debt, lease and other obligations in the next several years, including significant pension funding obligations. For example, in 2009 we will be required to make approximately $1.3 billion of principal payments on long term debt and payments on capital leases, and we expect to make approximately $1.6 billion of capital expenditures. In addition, the global economic downturn, potential increases in the amount of required reserves under credit card processing agreements, and the obligation to post cash collateral on fuel hedging contracts have negatively impacted, and may in the future negatively impact, our liquidity. To meet our commitments and to maintain sufficient liquidity as we continue to implement our restructuring and cost reduction initiatives, we will need continued access to substantial additional funding. Moreover, while we have arranged financings that, subject to certain terms and conditions (including, in the case of one of the financing arrangements covering twelve aircraft, a condition that, at the time of borrowing, we have a certain amount of unrestricted cash and short term investments), cover all of our 2009-2011 aircraft delivery commitments through 2011, we will also need to raise substantial additional funds to meet our commitments to purchase aircraft and execute our fleet replacement plan.
          Our ability to obtain future financing is limited by the value of our unencumbered assets. A very large majority of our aircraft assets (including most of our aircraft eligible for the benefits of Section 1110) are encumbered. Also, the market value of our aircraft assets has declined in recent years, and may continue to decline.
          Since the terrorist attacks of September 2001 (the “Terrorist Attacks”), our credit ratings have been lowered to significantly below investment grade. These reductions have increased our borrowing costs and otherwise adversely affected borrowing terms, and limited borrowing options. Additional reductions in our credit ratings might have other effects on us, such as further increasing borrowing or other costs or further restricting our ability to raise funds.
          A number of other factors, including our financial results in recent years, our substantial indebtedness, the difficult revenue environment we face, our reduced credit ratings, recent historically high fuel prices, and the financial difficulties experienced in the airline industry, adversely affect the availability and terms of funding for us. In addition, the global economic downturn and recent severe disruptions in the capital markets and other sources of funding have resulted in greater volatility, less liquidity, widening of credit spreads, and substantially more limited availability of funding. As a result of these and other factors, although we believe we can access sufficient liquidity to fund our operations and obligations for the remainder of 2009, there can be no assurance that we will be able to do so. An inability to obtain necessary additional funding on acceptable terms would have a material adverse impact on us and on our ability to sustain our operations.
The amount of the reserves we are required to maintain under our credit card processing agreements could increase substantially, which would materially adversely impact our liquidity.
          American has agreements with a number of credit card companies and processors to accept credit cards for the sale of air travel and other services. Under certain of American’s current credit card processing agreements, the related credit card company or processor may hold back, under certain circumstances, a reserve from American’s credit card receivables.
          Under one such agreement, which was recently amended, the amount of such reserve generally is based on the amount of unrestricted cash (not including undrawn credit facilities) held by the Company and the processor’s exposure to the Company under the agreement. Given the volatility of fuel prices and revenues, uncertainty in the capital markets and uncertainty about other sources of funding, and other factors, it is difficult to forecast the required amount of such reserve at any time. The amount of the reserve was $154 million as of June 30, 2009. The agreement limits the maximum amount of the reserve (determined as described above) during the period ending February 15, 2010, and the Company currently estimates such maximum amount during that period to be approximately $300 million. However, if current conditions persist, absent a waiver or modification of the agreement, such required amount could be substantially greater after such period.
Our initiatives to generate additional revenues and to reduce our costs may not be adequate or successful.
          As we seek to improve our financial condition, we must continue to take steps to generate additional revenues and to reduce our costs. Although we have a number of initiatives underway to address our cost and revenue challenges, some of these initiatives involve changes to our business which we may be unable to implement. In addition, we expect that, as time goes on, it will be progressively more difficult to identify and implement significant revenue enhancement and cost savings initiatives. The adequacy and ultimate success of our initiatives to generate additional revenues and reduce our costs are not known at this time and cannot be assured. Moreover, whether our initiatives will be adequate or successful depends in large measure on factors beyond our control, notably the overall industry environment, including passenger demand, yield and industry capacity growth, and fuel prices. It will be very difficult for us to continue to fund our obligations on an ongoing basis, and to return to profitability, if the overall industry revenue environment does not improve substantially or if fuel prices were to increase and persist for an extended period at high levels.
We may be adversely affected by increases in fuel prices, and we would be adversely affected by disruptions in the supply of fuel.
          Our results are very significantly affected by the volatile price and the availability of jet fuel, which are in turn affected by a number of factors beyond our control. Fuel prices have only recently declined from historic high levels.
          Due to the competitive nature of the airline industry, we may not be able to pass on increased fuel prices to customers by increasing fares. Although we had some success in raising fares and imposing fuel surcharges in reaction to recent high fuel prices, these fare increases and surcharges did not keep pace with the extraordinary increases in the price of fuel that occurred in 2007 and 2008. Furthermore, even though fuel prices have declined significantly from their recent historic high levels, reduced demand or increased fare competition, or both, and resulting lower revenues may offset any potential benefit of these lower fuel prices.
          While we do not currently anticipate a significant reduction in fuel availability, dependence on foreign imports of crude oil, limited refining capacity and the possibility of changes in government policy on jet fuel production, transportation and marketing make it impossible to predict the future availability of jet fuel. If there are additional outbreaks of hostilities or other conflicts in oil producing areas or elsewhere, or a reduction in refining capacity (due to weather events, for example), or governmental limits on the production or sale of jet fuel, there could be a reduction in the supply of jet fuel and significant increases in the cost of jet fuel. Major reductions in the availability of jet fuel or significant increases in its cost would have a material adverse impact on us.
          We have a large number of older aircraft in our fleet, and these aircraft are not as fuel efficient as more recent models of aircraft. We believe it is imperative that we continue to execute our fleet renewal plans. However, due to the recent machinist strike at Boeing, deliveries of the Boeing 737-800 aircraft we currently have on order have been delayed. In addition, we expect delays in the deliveries of the Boeing 787-9 aircraft we currently have on order.
          While we seek to manage the risk of fuel price increases by using derivative contracts, there can be no assurance that, at any given time, we will have derivatives in place to provide any particular level of protection against increased fuel costs. In addition, a deterioration of our financial position could negatively affect our ability to enter into derivative contracts in the future. Moreover, declines in fuel prices below the levels established in derivative contracts may require us to post cash collateral to secure the loss positions on such contracts, and if such contracts close when fuel prices are below the applicable levels, we would be required to make payments to close such contracts; these payments would be treated as additional fuel expense.
Our indebtedness and other obligations are substantial and could adversely affect our business and liquidity.
          We have and will continue to have significant amounts of indebtedness, obligations to make future payments on aircraft equipment and property leases, and obligations under aircraft purchase agreements, as well as a high proportion of debt to equity capital. In 2009, we will be required to make approximately $1.3 billion of principal payments on long-term debt and payments on capital leases. We expect to incur substantial additional debt (including secured debt) and lease obligations in the future. We also have substantial pension funding obligations. Our substantial indebtedness and other obligations have important consequences. For example, they:
•	limit our ability to obtain additional funding for working capital, capital expenditures, acquisitions and general corporate purposes, and adversely affect the terms on which such funding can be obtained;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness and other obligations, thereby reducing the funds available for other purposes;

•	make us more vulnerable to economic downturns; and

•	limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions.
We may be unable to comply with our financial covenants.
          American has a $433 million secured bank term loan facility (the “Credit Facility”) with a final maturity on December 17, 2010. The Credit Facility contains a liquidity covenant (the "Liquidity Covenant”) and a covenant that requires AMR to maintain certain minimum ratios of cash flow to fixed charges (the “EBITDAR Covenant”). We were in compliance with the Liquidity Covenant as of June 30, 2009. In June 2009, AMR and American entered into an amendment to the Credit Facility which waived compliance with the EBITDAR Covenant for the quarter ended June 30, 2009; however, even absent this waiver we would have complied with this covenant as of June 30, 2009. In addition, the amendment reduced the minimum ratios AMR is required to satisfy to 0.95 to 1.00 for the one, two and three quarter periods ending September 30, 2009, December 31, 2009 and March 31, 2010, respectively, to 1.00 to 1.00 for the four quarter period ending June 30, 2010, and to 1.05 to 1.00 for the four quarter period ending September 30, 2010. Given the volatility of fuel prices and revenues, uncertainty in the capital markets and uncertainty about other sources of funding, and other factors, it is difficult to assess whether we will be able to continue to comply with the Liquidity Covenant and the EBITDAR Covenant, and there are no assurances that we will be able to do so. Failure to comply with these covenants would result in a default under the Credit Facility which — if we did not take steps to obtain a waiver of, or otherwise mitigate, the default — could result in a default under a significant amount of our other debt and lease obligations, and otherwise have a material adverse impact on us and our ability to sustain our operations.
Our business is affected by many changing economic and other conditions beyond our control, and our results of operations tend to be volatile and fluctuate due to seasonality.
          Our business and our results of operations are affected by many changing economic and other conditions beyond our control, including, among others:
•	actual or potential changes in international, national, regional and local economic, business and financial conditions, including recession, inflation, higher interest rates, wars, terrorist attacks or political instability;

•	changes in consumer preferences, perceptions, spending patterns or demographic trends;

•	changes in the competitive environment due to industry consolidation and other factors;

•	actual or potential disruptions to the air traffic control systems;

•	increases in costs of safety, security and environmental measures;

•	outbreaks of diseases that affect travel behavior; and

•	weather and natural disasters.
          As a result, our results of operations tend to be volatile and subject to rapid and unexpected change. In addition, due to generally greater demand for air travel during the summer, our revenues in the second and third quarters of the year tend to be stronger than revenues in the first and fourth quarters of the year.
The airline industry is fiercely competitive and may undergo further consolidation or changes in industry alliances, and we are subject to increasing competition.
          Service over almost all of our routes is highly competitive and fares remain at low levels by historical standards. We face vigorous, and, in some cases, increasing, competition from major domestic airlines, national, regional, all-cargo and charter carriers, foreign air carriers, low-cost carriers and, particularly on shorter segments, ground and rail transportation. We also face increasing and significant competition from marketing/operational alliances formed by our competitors. The percentage of routes on which we compete with carriers having substantially lower operating costs than ours has grown significantly over the past decade, and we now compete with low-cost carriers on a large majority of our domestic non-stop mainline network routes.
          Certain airline alliances have been granted immunity from antitrust regulations by governmental authorities for specific areas of cooperation, such as joint pricing decisions. To the extent alliances formed by our competitors can undertake activities that are not available to us, our ability to effectively compete may be hindered.
          Pricing decisions are significantly affected by competition from other airlines. Fare discounting by competitors historically has had a negative effect on our financial results because we must generally match competitors’ fares, since failing to match would result in even less revenue. We have faced increased competition from carriers with simplified fare structures, which are generally preferred by travelers. Any fare reduction or fare simplification initiative may not be offset by increases in passenger traffic, reduction in cost or changes in the mix of traffic that would improve yields. Moreover, decisions by our competitors that increase or reduce overall industry capacity, or capacity dedicated to a particular domestic or foreign region, market or route, can have a material impact on related fare levels.
          There have been numerous mergers and acquisitions within the airline industry and numerous changes in industry alliances. Recently, two of our largest competitors, Delta Air Lines, Inc. and Northwest Airlines Corporation, merged, and the combined entity became the largest scheduled passenger airline in the world in terms of available seat miles and revenue passenger miles. In addition, another two of our largest competitors, United Air Lines, Inc. and Continental Airlines, Inc., recently announced that they had entered into a framework agreement to cooperate extensively and under which Continental would join the global alliance of which United, Lufthansa and certain other airlines are members.
          In the future, there may be additional mergers and acquisitions, and changes in airline alliances, including those that may be undertaken in response to the merger of Delta and Northwest or other developments in the airline industry. Any airline industry consolidation or changes in airline alliances could substantially alter the competitive landscape and result in changes in our corporate or business strategy. We regularly assess and explore the potential for consolidation in our industry and changes in airline alliances, our strategic position and ways to enhance our competitiveness, including the possibilities for our participation in merger activity. Consolidation involving other participants in our industry could result in the formation of one or more airlines with greater financial resources, more extensive networks, and/or lower cost structures than exist currently, which could have a material adverse effect on us. For similar reasons, changes in airline alliances could also adversely affect our competitive position.
          In 2008, we entered into a joint business agreement and related marketing arrangements with British Airways and Iberia, providing for commercial cooperation on flights between North America and most countries in Europe, pooling and sharing of certain revenues and costs, expanded codesharing, enhanced frequent flyer program reciprocity, and cooperation in other areas. Along with these carriers and certain other carriers, we have applied to the U.S. Department of Transportation for antitrust immunity for this planned cooperation. Implementation of this agreement and the related arrangements is subject to conditions, including various U.S. and foreign regulatory approvals, successful negotiation of certain detailed financial and commercial arrangements, and other approvals. Agencies from which such approvals must be obtained may impose requirements or limitations as a condition of granting any such approvals, such as requiring divestiture of routes, gates, slots or other assets. No assurances can be given as to any arrangements that may ultimately be implemented or any benefits that we may derive from such arrangements.
We compete with reorganized carriers, which results in competitive disadvantages for us.
          We must compete with air carriers that have reorganized under the protection of Chapter 11 of the Bankruptcy Code in recent years, including United, Delta, Northwest and U.S. Airways. It is possible that other significant competitors may seek to reorganize in or out of Chapter 11.

          Successful reorganizations by other carriers present us with competitors with significantly lower operating costs and stronger financial positions derived from renegotiated labor, supply, and financing contracts. These competitive pressures may limit our ability to adequately price our services, may require us to further reduce our operating costs, and could have a material adverse impact on us.
Fares are at low levels and our reduced pricing power adversely affects our ability to achieve adequate pricing, especially with respect to business travel.
          Our passenger yield remains very low by historical standards. We believe that this is due in large part to a corresponding decline in our pricing power. Our reduced pricing power is the product of several factors including: greater cost sensitivity on the part of travelers (particularly business travelers); pricing transparency resulting from the use of the Internet; greater competition from low-cost carriers and from carriers that have recently reorganized under the protection of Chapter 11; other carriers being well hedged against rising fuel costs and able to better absorb high jet fuel prices; and fare simplification efforts by certain carriers. We believe that our reduced pricing power could persist indefinitely.
Our corporate or business strategy may change.
          In light of the rapid changes in the airline industry, we evaluate our assets on an ongoing basis with a view to maximizing their value to us and determining which are core to our operations. We also regularly evaluate our corporate and business strategies, and they are influenced by factors beyond our control, including changes in the competitive landscape we face. Our corporate and business strategies are, therefore, subject to change.
          Beginning in late 2007 and continuing into 2008, AMR, American’s parent company, conducted a strategic value review involving, among other things, AMR Eagle, American Beacon Advisors, Inc., AMR’s investment advisory subsidiary (“American Beacon Advisors”) and AAdvantage, our frequent flyer program. The purpose of the review was to determine whether there existed the potential for unlocking additional stockholder value with respect to one or more of these strategic assets through some type of separation transaction. As a result of this review, AMR announced in late 2007 that it planned to divest AMR Eagle; however, in mid-2008 AMR announced that, given the then-current industry environment, AMR had decided to place that planned divestiture on hold until industry conditions are more favorable and stable. Also pursuant to the review, AMR sold American Beacon Advisors to a third party in September 2008 (AMR maintained a minority equity stake).
          In the future, AMR may consider and engage in discussions with third parties regarding the divestiture of AMR Eagle and other separation transactions, and may decide to proceed with one or more such transactions. There can be no assurance that AMR will complete any separation transactions or that any announced plans or transactions will be consummated, and no prediction can be made as to the impact of any such transactions on stockholder value or on us.
Our business is subject to extensive government regulation, which can result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.
          Airlines are subject to extensive domestic and international regulatory requirements. Many of these requirements result in significant costs. For example, the FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft. Compliance with those requirements drives significant expenditures and has in the past, and may in the future, cause disruptions to our operations. In addition, the ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available.
          Moreover, additional laws, regulations, taxes and airport rates and charges have been enacted from time to time that have significantly increased the costs of airline operations, reduced the demand for air travel or restricted the way we can conduct our business. For example, the Aviation and Transportation Security Act, which became law in 2001, mandated the federalization of certain airport security procedures and resulted in the imposition of additional security requirements on airlines. In addition, many aspects of our operations are subject to increasingly stringent environmental regulations, and concerns about climate change, in particular, may result in the imposition of additional regulation. For example, the U.S. Congress is considering climate change legislation, and the European Union (the “EU”) has approved a proposal that will put a cap on carbon dioxide emissions for all flights into and out of the EU effective in 2012. Laws or regulations similar to those described above or other U.S. or foreign governmental actions in the future may adversely affect our business and financial results.
          The results of our operations, demand for air travel, and the manner in which we conduct our business each may be affected by changes in law and future actions taken by governmental agencies, including:
•	changes in law which affect the services that can be offered by airlines in particular markets and at particular airports;

•	the granting and timing of certain governmental approvals (including foreign government approvals) needed for codesharing alliances and other arrangements with other airlines;

•	restrictions on competitive practices (for example court orders, or agency regulations or orders, that would curtail an airline’s ability to respond to a competitor);

•	the adoption of regulations that impact customer service standards (for example new passenger security standards, passenger bill of rights);

•	restrictions on airport operations, such as restrictions on the use of takeoff and landing slots at airports or the auction of slot rights currently or previously held by us; or

•	the adoption of more restrictive locally imposed noise restrictions.
          In addition, the air traffic control (“ATC”) system, which is operated by the FAA, is not successfully managing the growing demand for U.S. air travel. U.S. airlines carry about 740 million passengers a year and are forecasted to accommodate a billion passengers annually by 2015. Air-traffic controllers rely on outdated technologies that routinely overwhelm the system and compel airlines to fly inefficient, indirect routes. We support a common-sense approach to ATC modernization that would allocate cost to all ATC system users in proportion to the services they consume. The reauthorization by the U.S. Congress of legislation that funds the FAA, which includes proposals regarding upgrades to the ATC system, is pending, but it is uncertain when any such legislation will be enacted.
We could be adversely affected by conflicts overseas or terrorist attacks.
          Actual or threatened U.S. military involvement in overseas operations has, on occasion, had an adverse impact on our business, financial position (including access to capital markets) and results of operations, and on the airline industry in general. The continuing conflicts in Iraq and Afghanistan, or other conflicts or events in the Middle East or elsewhere, may result in similar adverse impacts.
          The Terrorist Attacks had a material adverse impact on us. The occurrence of another terrorist attack (whether domestic or international and whether against us or another entity) could again have a material adverse impact on us.
Our international operations could be adversely affected by numerous events, circumstances or government actions beyond our control.
          Our current international activities and prospects could be adversely affected by factors such as reversals or delays in the opening of foreign markets, exchange controls, currency and political risks, environmental regulation, taxation and changes in international government regulation of our operations, including the inability to obtain or retain needed route authorities and/or slots.

          For example, the “open skies” air services agreement between the United States and the EU which took effect in March 2008 provides airlines from the United States and EU member states open access to each other’s markets, with freedom of pricing and unlimited rights to fly beyond the United States and any airport in the EU including London’s Heathrow Airport. The agreement has resulted in American facing increased competition in these markets, including Heathrow, where we have lost market share.
We could be adversely affected by an outbreak of a disease that affects travel behavior.
          In the second quarter of 2009, there was an outbreak of the H1N1 virus which had an adverse impact throughout our network but primarily on our operations to and from Mexico. In 2003, there was an outbreak of Severe Acute Respiratory Syndrome (“SARS”), which had an adverse impact primarily on our Asia operations. In addition, in the past there have been concerns about outbreaks or potential outbreaks of other diseases, such as avian flu. Any outbreak of a disease (including a worsening of the outbreak of the H1N1 virus) that affects travel behavior could have a material adverse impact on us. In addition, outbreaks of disease could result in quarantines of our personnel or an inability to access facilities or our aircraft, which could adversely affect our operations.
Our labor costs are higher than those of our competitors.
          Wages, salaries and benefits constitute a significant percentage of our total operating expenses. In 2008, they constituted approximately 23 percent of our total operating expenses. All of the major hub-and-spoke carriers with whom American competes have achieved significant labor cost savings through or outside of bankruptcy proceedings. We believe American’s labor costs are higher than those of its primary competitors, and it is unclear how long this labor cost disadvantage may persist.
We could be adversely affected if we are unable to have satisfactory relations with any unionized or other employee work group.
          Our operations could be adversely affected if we fail to have satisfactory relations with any labor union representing our employees. In addition, any significant dispute we have with, or any disruption by, an employee work group could adversely impact us. Moreover, one of the fundamental tenets of our strategic Turnaround Plan is increased union and employee involvement in our operations. To the extent that we are unable to have satisfactory relations with any unionized or other employee work group, our ability to execute our strategic plans could be adversely affected.
          American is currently in mediated negotiations with each of its three major unions regarding amendments to their respective labor agreements. The negotiations process in the airline industry typically is slow and sometimes contentious. The union that represents American’s pilots has recently filed a number of grievances, lawsuits and complaints, most of which American believes are part of a corporate campaign related to the union’s labor agreement negotiations with American. While American is vigorously defending these claims, unfavorable outcomes of one or more of them could require American to incur additional costs, change the way it conducts some parts of its business, or otherwise adversely affect us.
Our insurance costs have increased substantially and further increases in insurance costs or reductions in coverage could have an adverse impact on us.
          We carry insurance for public liability, passenger liability, property damage and all-risk coverage for damage to our aircraft. As a result of the Terrorist Attacks, aviation insurers significantly reduced the amount of insurance coverage available to commercial air carriers for liability to persons other than employees or passengers for claims resulting from acts of terrorism, war or similar events (war-risk coverage). At the same time, these insurers significantly increased the premiums for aviation insurance in general.
          The U.S. government has agreed to provide commercial war-risk insurance for U.S. based airlines through August 31, 2010, covering losses to employees, passengers, third parties and aircraft. If the U.S. government does not provide such insurance at any time beyond that date, or reduces the coverage provided by such insurance, we will attempt to purchase similar coverage with narrower scope from commercial insurers at an additional cost. To the extent this coverage is not available at commercially reasonable rates, we would be adversely affected.
          While the price of commercial insurance had declined since the period immediately after the Terrorist Attacks, in the event commercial insurance carriers further reduce the amount of insurance coverage available to us, or significantly increase its cost, we would be adversely affected.
We may be unable to retain key management personnel.
          Since the Terrorist Attacks, a number of our key management employees have elected to retire early or leave for more financially favorable opportunities at other companies, both within and outside of the airline industry. There can be no assurance that we will be able to retain our key management employees. Any inability to retain our key management employees, or attract and retain additional qualified management employees, could have a negative impact on us.
We could be adversely affected by a failure or disruption of our computer, communications or other technology systems.
          We are heavily and increasingly dependent on technology to operate our business. The computer and communications systems on which we rely could be disrupted due to various events, some of which are beyond our control, including natural disasters, power failures, terrorist attacks, equipment failures, software failures and computer viruses and hackers. We have taken certain steps to help reduce the risk of some (but not all) of these potential disruptions. There can be no assurance, however, that the measures we have taken are adequate to prevent or remedy disruptions or failures of these systems. Any substantial or repeated failure of these systems could impact our operations and customer service, result in the loss of important data, loss of revenues, and increased costs, and generally harm our business. Moreover, a failure of certain of our vital systems could limit our ability to operate our flights for an extended period of time, which would have a material adverse impact on our operations and our business.
We are at risk of losses and adverse publicity which might result from an accident involving any of our aircraft.
          If one of our aircraft were to be involved in an accident, we could be exposed to significant tort liability. The insurance we carry to cover damages arising from any future accidents may be inadequate. In the event that our insurance is not adequate, we may be forced to bear substantial losses from an accident. In addition, any accident involving an aircraft operated by us could adversely affect the public’s perception of us.
Risk Factors Relating to the Notes and the Exchange Offer
Noteholders may not be able to resell the Notes easily or at a favorable price.
          The New Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or otherwise. The Initial Purchasers are not obligated to make a market in the Notes, and any such market-making may be discontinued at any time, at the sole discretion of the Initial Purchasers. In addition, such market-making activities may be limited by the Securities Act and the Exchange Act during the pendency of the exchange offer or the effectiveness of a shelf registration in lieu thereof. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the New Notes or in the case of non-exchanging holders of Old Notes, the trading market for the Old Notes following the exchange offer.
          The liquidity of, and trading market for, the Old Notes or the New Notes also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

You may have difficulty selling the Old Notes that you do not exchange.
          If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to significant restrictions on transfer. Those transfer restrictions are described in the Indenture and arose because we originally issued the Old Notes under exemptions from the registration requirements of the Securities Act. The Old Notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We did not register the Old Notes under the Securities Act, and we do not intend to do so. If you do not exchange your Old Notes, your ability to sell the Old Notes may be significantly limited. If a large number of outstanding Old Notes are exchanged for New Notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged Old Notes due to the limited amounts of Old Notes that would remain outstanding following the exchange offer.
Holders of Old Notes who do not tender their Old Notes will have no further registration rights.
          Holders of Old Notes who do not tender their Old Notes will not have any further registration rights under the Registration Rights Agreement or otherwise and will no longer have the right to receive additional interest under the Registration Rights Agreement unless we fail to obtain ratings for the Notes as described under “Exchange Offer; Registration Rights; Ratings.”
Your Old Notes may not be accepted for exchange if you fail to follow the exchange offer procedures, and, as a result, your Old Notes could continue to be subject to existing transfer restrictions.
          We are not required to accept your Old Notes for exchange if you do not follow the exchange offer procedures. We will issue New Notes as part of the exchange offer only after a timely receipt of your Old Notes, a properly completed and duly executed letter of transmittal or Agent’s Message and all other required documents, or waiver of any such requirements, in accordance with the procedures described under “The Exchange Offer.” If we do not receive your Old Notes, confirmation of a book-entry transfer of your Old Notes, letter of transmittal or Agent’s Message and other required documents by the Expiration Date, we may not accept your Old Notes for exchange. We are under no duty to notify you of defects or irregularities with respect to your tender of Old Notes for exchange. If there are defects or irregularities with respect to your tender of Old Notes, we may not accept your Old Notes for exchange. See “The Exchange Offer.”
Appraisals should not be relied upon as a measure of realizable value of the Aircraft.
          Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus as Appendix II. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals may not accurately reflect the current market value of the Aircraft. Appraisals that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals. See “Description of the Aircraft and the Appraisals — The Appraisals.”
          An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case when the Aircraft are subjected to the lien of the Aircraft Security Agreement after the 1999-1 Maturity Date and on or prior to the Cut-Off Date. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the Aircraft Security Agreement will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of such Aircraft; the time period in which such Aircraft is sought to be sold; and whether such Aircraft is sold separately or as part of a block.

          Since the Terrorist Attacks, the airline industry has suffered substantial losses. In response to adverse market conditions, we and many other U.S. air carriers have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the Aircraft could adversely affect the value of the Aircraft.
          Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Notes.
If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.
          To the extent described in the Aircraft Security Agreement, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay Noteholders. See “Description of the Notes — Certain Provisions of the Aircraft Security Agreement — Maintenance and Operation.”
Inadequate levels of insurance may result in insufficient proceeds to repay Noteholders.
          To the extent described in the Aircraft Security Agreement, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the Allocable Portion of the Notes with respect to such Aircraft. See “Description of the Notes — Certain Provisions of the Aircraft Security Agreement — Insurance.”
Repossession of Aircraft may be difficult, time-consuming and expensive.
          There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange or pooling arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Security Agent to exercise its repossession rights, particularly if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Notes — Certain Provisions of the Aircraft Security Agreement — Registration, Leasing and Possession.”
          In addition, some jurisdictions may allow for other liens or other third party rights to have priority over the Security Agent’s security interest in an Aircraft. As a result, the benefits of the Security Agent’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.
          Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Noteholders. In addition, at the time of foreclosing on the lien on the Aircraft under the Aircraft Security Agreement, an Airframe subject to the lien of the Aircraft Security Agreement might not be equipped with the Engines associated with that Airframe. If American fails to obtain title to engines not owned by American that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and the associated Engines subject to the lien of the Aircraft Security Agreement.
The proceeds from the disposition of any Aircraft may not be sufficient to pay all amounts distributable to the Noteholders.
          During the continuation of any Event of Default under the Indenture, the Aircraft may be sold in the exercise of remedies. The market for Aircraft during the continuation of any Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold.

As a Noteholder, you will have no protection against our entry into extraordinary transactions, including acquisitions and other business combinations, and there are no financial or other covenants in the Notes or the underlying agreements that impose restrictions on our financial and business operations or our ability to execute any such transaction.
          The Notes and the other Operative Documents will not contain any financial or other covenants or “event risk” provisions protecting the Noteholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting American or its affiliates. We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Notes to decline, could have a material adverse effect on our financial condition or otherwise could restrict or impair our ability to pay amounts due under the Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.
Fewer than all of the Aircraft may be subjected to the lien of the Aircraft Security Agreement on or prior to the Cut-Off Date.
          Under certain circumstances, fewer than all of the Aircraft may be subjected to the lien of the Aircraft Security Agreement on or prior to the Cut-Off Date. This could occur because an Aircraft suffers a 1999-1 Event of Loss (or an event that would constitute a 1999-1 Event of Loss but for the requirement that notice be given or time elapse or both) or for other reasons. See “Description of the Notes — Collateral — Release of Cash Collateral.” If fewer than all of the Aircraft have been subjected to the lien of the Aircraft Security Agreement on or prior to the Cut-Off Date, on the Cut-Off Redemption Date, we will be obligated to redeem the Allocable Portion of the Notes attributable to each Aircraft that has not been subjected to the lien of the Aircraft Security Agreement. The redemption price will be the Allocable Portion of the Notes attributable to each such Aircraft, together with accrued and unpaid interest on such Allocable Portion, and the Make-Whole Amount (if any) with respect to such Allocable Portion. Notwithstanding the foregoing, no Make-Whole Amount will be payable in the case of a redemption because of the occurrence of a 1999-1 Event of Loss with respect to such Aircraft (or an event that would constitute a 1999-1 Event of Loss but for the requirement that notice be given or time elapse or both). Upon any such partial redemption with respect to an Aircraft, the amount of the Cash Collateral equal to the Allocable Portion of the Notes attributable to such Aircraft will be released to us so long as no Event of Default shall have occurred and be continuing, and our obligation thereafter to make the scheduled interest and principal payments with respect to such Allocable Portion of the Notes will cease.
Payments on the Notes and the ability to exercise remedies with respect to certain collateral may be restricted in the case of a bankruptcy of American.
          Section 1110, which provides certain special rights to secured parties with a security interest in aircraft equipment such as the Aircraft (see “Description of the Notes — Remedies”), would not apply to the Cash Collateral deposited with the Trustee on initial issuance of the Old Notes or any cash collateral held by the Security Agent. If we become the subject of a case under the Bankruptcy Code, the ability of the Noteholders to enforce their security interest in the Cash Collateral or such other cash collateral would be subject to the automatic stay under Section 362 of the Bankruptcy Code. Any resulting delay in the enforcement of the security interest could be for a substantial period of time. Moreover, the Bankruptcy Code permits a debtor, with the approval of the bankruptcy court, to use cash collateral even though the debtor is in default under the applicable debt instrument, provided that the secured creditor is given “adequate protection.” What constitutes “adequate protection” varies under the circumstances, and it is not possible to predict in advance what a bankruptcy court might judge to be “adequate protection” in a particular instance.
          In addition, the substitution of the Aircraft for the Cash Collateral could be subject to partial avoidance as a “preference” under Section 547 of the Bankruptcy Code if (1) it occurred within 90 days before a bankruptcy filing by us (or one year in the case of Notes held by an “insider” of American within the meaning of the U.S. Bankruptcy Code) and (2) it enabled the Noteholders to receive more than they would receive if we were liquidated under Chapter 7 of the Bankruptcy Code and the substitution had not occurred which would likely be the case.

The Notes are not currently rated, and any rating of the Notes, if obtained, may be lowered or withdrawn in the future.
          The Notes are not currently rated by any rating agency. While American has agreed to use its reasonable best efforts to obtain ratings of the Notes from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s” and together with Moody’s, the “Rating Agencies”) on or before December 31, 2009, there can be no assurance that either Rating Agency will provide a rating on the Notes. In addition, there is no requirement that the Notes be rated at or above a certain rating category. Any rating that may be obtained will not be a recommendation to purchase, hold or sell the Notes, because such rating would not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of American) so warrant. Moreover, any change in a Rating Agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Notes) could adversely affect any rating issued by such Rating Agency with respect to the Notes. The failure of American to obtain ratings of the Notes will result in an adjustment to the interest rate for the Notes (see “Exchange Offer; Registration Rights; Ratings”). Such failure or the reduction, suspension or withdrawal of any ratings of the Notes will not, by itself, constitute an Event of Default.

THE EXCHANGE OFFER
          Pursuant to the Registration Rights Agreement, we agreed to prepare and file with the SEC a registration statement on an appropriate form under the Securities Act with respect to a proposed offer to the holders of the Old Notes to issue and deliver to such holders of Old Notes, in exchange for their Old Notes, a like aggregate principal amount of New Notes that are identical in all material respects to the Old Notes, except for provisions relating to registration rights and the transfer restrictions relating to the Old Notes, and except for certain related differences described below. See “Exchange Offer; Registration Rights; Ratings.”
Terms of the Exchange Offer; Period for Tendering Old Notes
          This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date, unless you have previously withdrawn them.
          When you tender Old Notes as provided below, our acceptance of the Old Notes will constitute a binding agreement between you and American upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal. In tendering Old Notes, you should also note the following important information:
•	You may only tender Old Notes in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

•	We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to holders of the Old Notes. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus, to all of the registered holders of Old Notes at their addresses listed in the Trustee’s security register with respect to the Old Notes.

•	The exchange offer expires at , New York City time, on , 2009; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open.

•	As of the date of this prospectus, $276,400,000 aggregate principal amount of Old Notes was outstanding. The exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered.

•	Our obligation to accept Old Notes for exchange in the exchange offer is subject to the conditions described under “—Conditions to the Exchange Offer.”

•	We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any Old Notes, by giving oral or written notice of an extension to the Exchange Agent and notice of that extension to the Noteholders as described below. During any extension, all Old Notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised as described under “—Withdrawal Rights.” Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Noteholder as promptly as practicable after the expiration or termination of the exchange offer.

•	We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes that we have not yet accepted for exchange, at any time prior to the Expiration Date.

•	We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the Old Notes as promptly as practicable. If we extend the Expiration Date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to an appropriate news agency. Such announcement may state that we are extending the exchange offer for a specified period of time.

•	Holders of Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•	Old Notes which are not tendered for exchange, or are tendered but not accepted, in connection with the exchange offer will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement.

•	We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

•	By executing, or otherwise becoming bound by, the letter of transmittal, you will be making to us the representations described under “—Resale of the New Notes.”
Important rules concerning the exchange offer
          You should note the following important rules concerning the exchange offer:
•	All questions as to the validity, form, eligibility, time of receipt and acceptance of Old Notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding.

•	We reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes if such acceptance might, in our judgment or the judgment of our counsel, be unlawful.

•	We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes either before or after the Expiration Date, including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of Old Notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

•	Our interpretation of the terms and conditions of the exchange offer as to any particular Old Notes either before or after the Expiration Date shall be final and binding on all parties. Neither American, the Exchange Agent nor any other person shall be under any duty to notify you of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failing to so notify you.
Procedures for Tendering Old Notes
What to submit and how
          If you, as a holder of any Old Notes, wish to tender your Old Notes for exchange in the exchange offer, you must, except as described under “—Guaranteed Delivery Procedures,” transmit the following on or prior to the Expiration Date to the Exchange Agent:

(1)	if Old Notes are tendered in accordance with the book-entry procedures described under “—Book-Entry Transfer,” an Agent’s Message, as defined below, transmitted through DTC’s ATOP, or

(2)	a properly completed and duly executed letter of transmittal, or a facsimile copy thereof, to the Exchange Agent at the address set forth below under “—Exchange Agent,” including all other documents required by the letter of transmittal.
          In addition,
(1)	a timely confirmation of a book-entry transfer of Old Notes into the Exchange Agent’s account at DTC using the procedure for book-entry transfer described under “—Book-Entry Transfer” (a “Book-Entry Confirmation”), along with an Agent’s Message, must be actually received by the Exchange Agent prior to the Expiration Date, or

(2)	certificates for Old Notes must be actually received by the Exchange Agent along with the letter of transmittal on or prior to the Expiration Date, or

(3)	you must comply with the guaranteed delivery procedures described below.
          The term “Agent’s Message” means a message, transmitted through ATOP by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by the letter of transmittal or, in the case of an Agent’s Message relating to guaranteed delivery, that such holder has received and further agrees to be bound by the notice of guaranteed delivery, and that we may enforce the letter of transmittal, and the notice of guaranteed delivery, as the case may be, against such holder.
          The method of delivery of Old Notes, letters of transmittal, notices of guaranteed delivery and all other required documentation, including delivery of Old Notes through DTC and transmission of Agent’s Messages through DTC’s ATOP, is at your election and risk. Delivery will be deemed made only when all required documentation is actually received by the Exchange Agent. Delivery of documents or instructions to DTC does not constitute delivery to the Exchange Agent. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery to the Exchange Agent. Holders tendering Old Notes or transmitting Agent’s Messages through DTC’s ATOP must allow sufficient time for completion of ATOP procedures during DTC’s normal business hours. No Old Notes, Agent’s Messages, letters of transmittal, notices of guaranteed delivery or any other required documentation should be sent to American.
          How to sign your letter of transmittal and other documents
          Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes being surrendered for exchange are tendered:
          (1) by a registered holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or
          (2) for the account of an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Exchange Act, or a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of a medallion program recognized by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchanges Medallion Program (“SEMP”) and the New York Stock Exchange Medallion Signature Program (“MSP”) (each, an “Eligible Institution”).
          If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by an Eligible Institution.

          If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, the Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes and with the signatures guaranteed.
          If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of such person’s authority to so act must be submitted.
Acceptance of Old Notes for Exchange; Delivery of New Notes
          Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the Expiration Date, all Old Notes properly tendered and not properly withdrawn, and will issue the New Notes of the same series promptly after such acceptance. See “—Conditions to the Exchange Offer” below. For purposes of the exchange offer, our giving of oral or written notice of acceptance to the Exchange Agent will be considered our acceptance of the tendered Old Notes.
          In all cases, we will issue New Notes in exchange for Old Notes of the same series that are accepted for exchange only after timely receipt by the Exchange Agent of:
•	a Book-Entry Confirmation or Old Notes in proper form for transfer,

•	a properly transmitted Agent’s Message or a properly completed and duly executed letter of transmittal, and

•	all other required documentation.
          If we do not accept any tendered Old Notes for any reason included in the terms and conditions of the exchange offer, if you submit certificates representing Old Notes in a greater principal amount than you wish to exchange or if you properly withdraw tendered Old Notes in accordance with the procedures described under “—Withdrawal Rights,” we will return any unaccepted, non-exchanged or properly withdrawn Old Notes, as the case may be, without expense to the tendering holder. In the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC using the book-entry transfer procedures described below, unaccepted, non-exchanged or properly withdrawn Old Notes will be credited to an account maintained with DTC. We will return the Old Notes or have them credited to the DTC account, as applicable, as promptly as practicable after the expiration or termination of the exchange offer.
Book-Entry Transfer
          The Exchange Agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC’s systems, including Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”) may make book-entry delivery of Old Notes by causing DTC to transfer Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s ATOP procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation of book-entry transfer of Old Notes into the Exchange Agent’s account, and timely receipt by the Exchange Agent of an Agent’s Message and all other documents required by the letter of transmittal. Only participants in DTC may deliver Old Notes by book-entry transfer.
          Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent’s account at DTC, the letter of transmittal, or a facsimile copy thereof, properly completed and duly executed, with any required signature guarantees, or an Agent’s Message, with all other required documentation, must in any case be transmitted to and received by the Exchange Agent at its address listed under “—Exchange Agent” on or prior to the Expiration Date, or you must comply with the guaranteed delivery procedures described below under “—Guaranteed Delivery Procedures.”
          If your Old Notes are held through DTC, you must complete the accompanying form called “Instructions to Registered Holder and/or Book-Entry Participant,” which will instruct the DTC participant through whom you hold your Old Notes of your intention to tender your Old Notes or not tender your Old Notes. Please note that delivery of documents or instructions to DTC does not constitute delivery to the Exchange Agent and we will not be able to accept your tender of Old Notes until the Exchange Agent actually receives from DTC the information and documentation described under “—Acceptance of Old Notes for Exchange; Delivery of Old Notes.”
Guaranteed Delivery Procedures
          If you are a registered holder of Old Notes and you want to tender your Old Notes but the procedure for book-entry transfer cannot be completed prior to the Expiration Date, your Old Notes are not immediately available or time will not permit your Old Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if:
•	the tender is made through an Eligible Institution, as defined above,

•	prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution, by facsimile transmission, mail or hand delivery, a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, or an Agent’s Message with respect to guaranteed delivery in lieu thereof, in either case stating:
—	the name and address of the holder of Old Notes,

—	the amount of Old Notes tendered,

—	that the tender is being made by delivering such notice and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, a Book-Entry Confirmation or the certificates for all physically tendered Old Notes, in proper form for transfer, together with either an appropriate Agent’s Message or a properly completed and duly executed letter of transmittal in lieu therof, and all other required documentation, will be deposited by that Eligible Institution with the Exchange Agent, and
•	a Book-Entry Confirmation or the certificates for all physically tendered Old Notes, in proper form for transfer, together with either an appropriate Agent’s Message or a properly completed and duly executed letter of transmittal in lieu therof, and all other required documentation, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.
Withdrawal Rights
          You can withdraw your tender of Old Notes at any time on or prior to      , New York City time, on the Expiration Date.
          For a withdrawal to be effective, a written notice of withdrawal must be actually received by the Exchange Agent prior to such time, properly transmitted either through DTC’s ATOP or to the Exchange Agent at the address listed below under “—Exchange Agent.” Any notice of withdrawal must:
•	specify the name of the person having tendered the Old Notes to be withdrawn;

•	identify the Old Notes to be withdrawn;

•	specify the principal amount of the Old Notes to be withdrawn;

•	contain a statement that the tendering holder is withdrawing its election to have such Notes exchanged for New Notes;

•	except in the case of a notice of withdrawal transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Old Notes register the transfer of the Old Notes in the name of the person withdrawing the tender;

•	if certificates for Old Notes have been delivered to the Exchange Agent, specify the name in which the Old Notes are registered, if different from that of the withdrawing holder;

•	if certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of those certificates, specify the serial numbers of the particular certificates to be withdrawn, and, except in the case of a notice of withdrawal transmitted through DTC’s ATOP system, include a notice of withdrawal signed in the same manner as the letter of transmittal by which the Old Notes were tendered, including any required signature guarantees; and

•	if Old Notes have been tendered using the procedure for book-entry transfer described above, specify the name and number of the account at DTC from which the Old Notes were tendered and the name and number of the account at DTC to be credited with the withdrawn Old Notes, and otherwise comply with the procedures of DTC.
          Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any Old Notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer. New Notes will not be issued in exchange for such withdrawn Old Notes unless the Old Notes so withdrawn are validly re-tendered.
          If you have properly withdrawn Old Notes and wish to re-tender them, you may do so by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time on or prior to the Expiration Date.
Conditions to the Exchange Offer
          Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if we determine in our reasonable judgment at any time before the Expiration Date that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC.
          The foregoing conditions are for our sole benefit and may be waived by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. The rights described in the prior paragraph are ongoing rights which we may assert at any time and from time to time.
          In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at any time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act.
          We reserve the right to terminate or amend the exchange offer at any time prior to the Expiration Date upon the occurrence of any of the foregoing events.

Exchange Agent
          U.S. Bank National Association has been appointed as the Exchange Agent for the exchange offer. All executed letters of transmittal, notices of guaranteed delivery, notices of withdrawal and any other required documentation should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the Exchange Agent, addressed as follows:
Deliver To:

By registered or certified mail, hand	By facsimile:	For information call:
delivery or overnight courier:
	(651) 495-8158	(651) 495-3520
U.S. Bank Corporate Trust
Attn: Lori Buckles — Specialized
Finance
60 Livingston Avenue
2nd Floor
St. Paul, MN 55107
          Delivery to an address other than the address of the Exchange Agent as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.
Fees and Expenses
          The principal solicitation is being made by mail; however, additional solicitation may be made by telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.
          The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and Exchange Agent expenses, will be paid by us and are estimated in the aggregate to be $305,000.
Transfer Taxes
          Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.
Resale of the New Notes
          Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the New Notes would in general be freely transferable by holders thereof (other than affiliates of us) after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of Old Notes participating in the exchange offer, as set forth below). The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, the Morgan Stanley & Co. Incorporated letter, which was made available by the SEC on June 5, 1991, the K-111 Communications Corporation letter, which was made available by the SEC on May 14, 1993, and the Shearman & Sterling letter, which was made available by the SEC on July 2, 1993.

          However, any purchaser of Old Notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the New Notes:
•	will not be able to rely on such SEC interpretation;

•	will not be able to tender its Old Notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Old Notes unless such sale or transfer is made pursuant to an exemption from those requirements.
          By executing, or otherwise becoming bound by, the letter of transmittal, each holder of the Old Notes will represent that:
•	any New Notes to be received by such holder will be acquired in the ordinary course of its business;

•	it has no arrangements or understandings with any person to participate in the distribution of the Notes within the meaning of the Securities Act; and

•	it is not an “affiliate” of us or, if it is such an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.
          We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and there can be no assurance that the SEC staff would make a similar determination with respect to the New Notes as it has made in previous no-action letters.
          In addition, in connection with any resales of those Old Notes, each exchanging dealer, as defined below, receiving New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such exchanging dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See “Plan of Distribution.”
          The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that exchanging dealers may fulfill their prospectus delivery requirements with respect to the New Notes, other than a resale of an unsold allotment from the original sale of the Old Notes, by delivery of the prospectus contained in the exchange offer registration statement.

USE OF PROCEEDS
          The exchange offer is intended to satisfy our obligations under the Registration Rights Agreements we entered into in connection with the private offering of the Old Notes. We will not receive any cash proceeds from the issuance of the New Notes under the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive Old Notes in like principal amounts, the terms of which are identical in all material respects to the New Notes, subject to limited exceptions. Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase in our indebtedness.
          American deposited the entire proceeds from the sale of the Old Notes with the Trustee under the Indenture to be held by the Trustee as cash collateral for American’s obligations under the Notes. See “Description of the Notes — Collateral.”

DESCRIPTION OF THE NOTES
          The following summary describes certain material terms of the Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Notes, the Indenture and the Aircraft Security Agreement (collectively, the “Operative Documents”). We urge you to read each of the Operative Documents for additional detail and further information because they, and not this description, define your rights. Each of the Operative Documents and specimen copies of the Notes have been filed as exhibits to the registration statement of which this prospectus constitutes a part. Copies are available as set forth under “Where You Can Find More Information.” The references to Sections in parentheses in the following summary are to the relevant Sections of the applicable Operative Document.
General
          The American Airlines, Inc. 13.0% 2009-2 Secured Notes due 2016 (the “Old Notes”) were issued on July 31, 2009 (the “Issuance Date”) under an Indenture (the “Indenture”) between American and U.S. Bank Trust National Association, as trustee (the “Trustee”).
          The New Notes will be issued pursuant to the Indenture. The forms and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes:
•	are registered under the Securities Act and will not be subject to restrictions on transfer;

•	will bear a different CUSIP and ISIN number than the Old Notes;

•	will not entitle their holders to registration rights; and

•	will be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the Old Notes.
          The New Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof, except that one Note may be issued in a different denomination. (Indenture, Section 2.01(b)) The Notes are secured by a lien on the collateral and are full recourse obligations of American. See “— Collateral.” The New Notes will be subject to the provisions described below under “— Book-Entry, Delivery and Form.”
          Although separate Notes are not issued with respect to each Aircraft, the Indenture specifies that a certain portion of the outstanding principal amount of the Notes is allocable to each Aircraft (the “Allocable Portion”). The Allocable Portion of the Notes with respect to each Aircraft on the Cut-Off Date and each Payment Date is specified in Appendix III. For any date before the first Payment Date, the Allocable Portion of the Notes with respect to each Aircraft will be the amount specified in Appendix III for the Cut-Off Date. For any date after the first Payment Date, other than a Payment Date, the Allocable Portion of the Notes with respect to each Aircraft will be the amount specified in Appendix III for the Payment Date that immediately precedes such date.
Payments of Principal and Interest
          The Notes are limited to $276,400,000 of principal in the aggregate. Subject to the provisions of the Indenture, payments of principal on the Notes are scheduled to be paid on each February 1 and August 1, commencing February 1, 2010 (each February 1 and August 1, a “Payment Date”), until August 1, 2016 (the “Scheduled Maturity Date”) as set forth below.

Principal Payment
Payment Date	Amount
February 1, 2010	$18,405,129.71
August 1, 2010	17,859,800.03
February 1, 2011	17,313,071.43
August 1, 2011	16,766,342.88
February 1, 2012	16,219,614.32
August 1, 2012	15,672,885.72
February 1, 2013	15,126,157.20
August 1, 2013	14,579,428.57
February 1, 2014	14,032,700.21
August 1, 2014	13,485,971.65
February 1, 2015	13,911,204.82
August 1, 2015	13,182,233.36
February 1, 2016	12,453,261.99
August 1, 2016	77,392,198.11
          If fewer than all of the Aircraft have been subjected to the lien of the Aircraft Security Agreement on or prior to the Cut-Off Date and the Allocable Portion of the Notes attributable to each Aircraft that has not been subjected to the lien of the Aircraft Security Agreement is redeemed, or if any Aircraft subjected to the lien of the Aircraft Security Agreement suffers an Event of Loss and the Allocable Portion of the Notes with respect to such Aircraft is redeemed, in each case as set forth under “— Redemption — Mandatory Redemption,” the foregoing principal payment schedule will change. Such schedule will be recomputed to give effect to such redemptions and notice thereof will be delivered to the Noteholders as provided in the Indenture. (Indenture, Section 2.07(b))
          Interest accrues on the unpaid principal amount of each Note at the fixed rate per annum set forth on the cover page of this prospectus, subject to a potential increase if we fail to obtain ratings for the Notes as described in “Exchange Offer; Registration Rights; Ratings” (the “Stated Interest Rate”). Interest on the Notes is payable on each Payment Date. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the Issuance Date. Interest on the Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months.
          Payments of principal and interest are made to holders of record of the Notes on the 15th day preceding the applicable Payment Date, whether or not such record date is a Business Day. If any date scheduled for a payment of principal, interest or Make-Whole Amount, if any, is not a Business Day, such payment will be made on the next succeeding Business Day without additional interest. (Indenture, Section 2.07(d))
          If the money for purposes of any payment of principal or interest on the Notes has not been deposited, in whole or in part, with the Trustee by American on any Payment Date, the Trustee will make such payment on the next Business Day on which some or all of the money has been deposited with the Trustee. However, if some or all of the money has not been deposited with the Trustee for purposes of making a payment of principal or interest on the Notes within five days after the Payment Date for such payment, American will be required to fix a special payment date and special record date for such payment and to give written notice to the Noteholders of such special dates and the amount of defaulted principal or interest to be paid.
          “Business Day” means any day other than: a Saturday, a Sunday, or other day on which commercial banks are authorized or required by law to close in New York, New York, Fort Worth, Texas, or the city and state in which the Trustee is located.
Redemption
          Mandatory Redemption
          If fewer than all of the Aircraft have been subjected to the lien of the Aircraft Security Agreement on or prior to the Cut-Off Date for any reason, on the Cut-Off Redemption Date, American will be required to redeem the

Allocable Portion of the Notes with respect to each Aircraft that has not been subjected to the lien of the Aircraft Security Agreement. In the case of a redemption for any reason other than because of the occurrence with respect to such Aircraft of a 1999-1 Event of Loss (or an event that would constitute a 1999-1 Event of Loss but for the requirement that notice be given or time elapse or both), the redemption price in such case will be the Allocable Portion of the Notes with respect to such Aircraft, together with all accrued and unpaid interest on such Allocable Portion to (but excluding) the date of redemption, plus the Make-Whole Amount, if any, with respect to such Allocable Portion and all other obligations with respect to such Aircraft owed or then due and payable to the Noteholders. (Indenture, Section 2.19(b)) In the case of a redemption because of the occurrence with respect to such Aircraft of a 1999-1 Event of Loss (or an event that would constitute a 1999-1 Event of Loss but for the requirement that notice be given or time elapse or both), the redemption price in such case will be the Allocable Portion of the Notes with respect to such Aircraft, together with all accrued and unpaid interest on such Allocable Portion to (but excluding) the date of redemption, but without any Make-Whole Amount or other premium, and all other obligations with respect to such Aircraft owed or then due and payable to the Noteholders. (Indenture, Section 2.19(a)) In each case, upon any such partial redemption with respect to an Aircraft, Cash Collateral in an amount equal to the Allocable Portion of the Notes attributable to such Aircraft will be released to American so long as no Event of Default shall have occurred and be continuing, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Allocable Portion of the Notes will cease. (Indenture, Section 1.03(e)) The investment earnings on all such Cash Collateral shall be paid over to American on the last day on which any Cash Collateral with respect to the Allocable Portion of the Notes attributable to any Aircraft is released to American.
          If an Event of Loss occurs with respect to an Aircraft that has been subjected to the lien of the Aircraft Security Agreement and such Aircraft is not replaced by American under the Aircraft Security Agreement as set forth under “— Certain Provisions of the Aircraft Security Agreement — Event of Loss,” American will be required to redeem the Allocable Portion of the Notes with respect to such Aircraft. The redemption price in such case will be the Allocable Portion of the Notes with respect to such Aircraft, together with all accrued and unpaid interest on such Allocable Portion to (but excluding) the date of redemption, but without any premium, and all other obligations with respect to such Aircraft owed or then due and payable to the Noteholders. (Indenture, Section 2.19(c)) Following such partial redemption, the lien on such Aircraft under the Aircraft Security Agreement will be released and such Aircraft will no longer secure the amounts that may be owing under the Indenture or the Aircraft Security Agreement. (Aircraft Security Agreement, Section 7.05) In addition, the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Allocable Portion of the Notes will cease.
          Optional Redemption
          All, but not less than all, of the Notes may be redeemed prior to maturity at any time, at the option of American. The redemption price in such case will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, plus the Make-Whole Amount (if any), and all other obligations owed or then due and payable to Noteholders under the Indenture. (Indenture, Section 2.20)
          General
          With respect to any redemption, the Trustee will send to each Noteholder a notice of redemption at least 15 days but not more than 60 days before any redemption date. If applicable, such notice shall identify the Allocable Portion of the Notes to be redeemed. If less than all of the Notes are to be redeemed, the Notes will be redeemed on a pro rata basis. On the redemption date, interest will cease to accrue on the Notes or the Allocable Portion thereof called for redemption, unless American fails to make the redemption payment for such Notes. (Indenture, Section 2.24)
          “Make-Whole Amount” means, with respect to the Notes or any Allocable Portion of the Notes, the amount (as determined by an independent investment banker selected by American (and, following the occurrence and during the continuance of an Event of Default, reasonably acceptable to the Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest (or in the case of any Allocable Portion of the Notes, the remaining amounts listed in Appendix III under “Scheduled Principal Payment” for the relevant Aircraft plus scheduled payments of interest thereon) from the redemption date to, and including, the Scheduled

Maturity Date computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 0.75% (such percentage, the “Make-Whole Spread”), exceeds (ii) the outstanding aggregate principal amount of the Notes or such Allocable Portion plus accrued but unpaid interest thereon to the date of redemption. (Indenture, Annex A)
          For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the Notes and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indenture, Annex A)
          “Average Life Date” for the Notes or each Allocable Portion of the Notes to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of the Notes or such Allocable Portion. “Remaining Weighted Average Life” of the Notes or any Allocable Portion of the Notes, at the redemption date of the Notes or such Allocable Portion, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the Scheduled Maturity Date (or in the case of any Allocable Portion of the Notes, each remaining amount listed in Appendix III under “Scheduled Principal Payment” for the relevant Aircraft to, and including, the Scheduled Maturity Date), by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment (or in the case of the any Allocable Portion of the Notes, the scheduled payment date for such amount so listed in Appendix III) by (ii) the then unpaid principal amount of the Notes or such Allocable Portion. (Indenture, Annex A)
Collateral
          On the Issuance Date, American entered into the Indenture with the Trustee, providing for the grant of a security interest in the Cash Collateral. The Trustee invested the Cash Collateral in certain permitted investments and any interest accruing on the Cash Collateral is, so long as no Event of Default shall have occurred and be continuing, for American’s account. The investment earnings on the Cash Collateral shall be paid over to American on the last day on which any Cash Collateral with respect to the Allocable Portion of the Notes attributable to any Aircraft is released to American.
          On and subject to the terms and conditions of the Indenture, American agreed to subject the Aircraft to the lien of the Aircraft Security Agreement following the 1999-1 Maturity Date and on or prior to the Cut-Off Date. This includes an assignment for security purposes to the Security Agent of certain of American’s warranty rights with respect to such Aircraft under its purchase agreements with Boeing. (Aircraft Security Agreement, Granting Clause) The subjection of each Aircraft to the lien of the Aircraft Security Agreement is subject to a number of terms and conditions, including that no Event of Default (or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both) under the Indenture shall have occurred and be continuing; that no 1999-1 Event of Loss (or an event that would constitute a 1999-1 Event of Loss but for the requirement that notice be given or time elapse or both) with respect to such Aircraft shall have occurred and be continuing; that there shall be no liens on such Aircraft (including the liens created under the applicable 1999-1 Indenture), other than certain “permitted liens” as defined in the Indenture; that there shall be an assignment for security purposes of certain of American’s rights under its purchase agreement with the manufacturer of such

Aircraft; and that American’s General Counsel shall have provided an opinion that the benefit of Section 1110 will be available with respect to such Aircraft. The Aircraft may be subjected to the lien of the Aircraft Security Agreement on different dates.
          Release of Cash Collateral
          On and subject to the terms of the Indenture, once an Aircraft has been subjected to the lien of the Aircraft Security Agreement, and provided that no Event of Default shall have occurred and be continuing, the Trustee shall release an amount of Cash Collateral equal to the Allocable Portion of the Notes attributable to such Aircraft to American. The investment earnings on all such Cash Collateral shall be paid over to American on the last day on which any Cash Collateral with respect to the Allocable Portion of the Notes attributable to any Aircraft is released to American.
          Since the Aircraft may be subjected to the lien of the Aircraft Security Agreement at various times following the 1999-1 Maturity Date and on or prior to the Cut-Off Date, no assurance can be given that all of the terms and conditions therefor in the Indenture will be satisfied on or prior to the Cut-Off Date. In particular, there is a chance that an Aircraft might suffer a 1999-1 Event of Loss (or an event that would constitute a 1999-1 Event of Loss but for the requirement that notice be given or time elapse or both) on or prior to the Cut-Off Date. If for this or other reasons fewer than all of the Aircraft have been subjected to the lien of the Aircraft Security Agreement on or prior to the Cut-Off Date, American will be obligated to redeem the Allocable Portion of the Notes with respect to each Aircraft that was not subjected to the lien of the Aircraft Security Agreement, as described under “— Redemption — Mandatory Redemption” above. Following such redemptions, Cash Collateral in an amount equal to such Allocable Portion of the Notes will be released to American so long as no Event of Default shall have occurred and be continuing. (Indenture, Section 1.03(e))
          Cash
          Cash, including the Cash Collateral and funds held as the result of an occurrence of Event of Loss with respect to an Aircraft, held from time to time by the Trustee or the Security Agent, as the case may be, is invested and reinvested by the Trustee or the Security Agent, as the case may be, at the direction of American, in investments described in the Indenture or the Aircraft Security Agreement, as the case may be. (Indenture, Section 5.06; Aircraft Security Agreement, Section 5.06) Such investments are not entitled to the benefits of Section 1110. See “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — Payment on the Notes and the ability to exercise remedies with respect to certain collateral may be restricted in the case of a bankruptcy of American.”
Loan to Value Ratios of Notes
          The tables in Appendix III to this prospectus set forth LTVs for the Allocable Portion of the Notes with respect to each Aircraft as of the Cut-Off Date and each Payment Date. For any date before the first Payment Date, the Allocable Portion of the Notes with respect to each Aircraft will be the amount specified in Appendix III for the Cut-Off Date. For any date after the first Payment Date, other than a Payment Date, the Allocable Portion of the Notes with respect to each Aircraft will be the amount specified in Appendix III for the Payment Date that immediately precedes such date.
          The LTVs for the Cut-Off Date and each Payment Date listed in the tables in Appendix III were obtained by dividing (i) the Allocable Portion of the Notes with respect to each Aircraft (assuming all of the Aircraft are subjected to the lien of the Aircraft Security Agreement on or prior to the Cut-Off Date, and that no Payment Default or redemption has occurred) determined immediately after giving effect to any principal payments scheduled to be made on each such date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such date, calculated based on the Depreciation Assumption, of such Aircraft.
          The tables in Appendix III are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. The appraised value of each Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Summary — The Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals.”
          Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
Events of Default
          Each of the following constitutes an “Event of Default” with respect to the Notes:
•	the failure by American to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Note (such failure, without giving effect to any such notice or grace period, a “Payment Default”);

•	the failure by American to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture or any Note for more than 30 days after American receives written notice from the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes;

•	the failure by American to perform or observe in any material respect any other covenant, condition or agreement to be performed or observed by it under the Indenture (other than American’s obligation to subject the Aircraft to the lien of the Aircraft Security Agreement on or prior to the Cut-Off Date) that continues for a period of 60 days after American receives written notice from the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes; provided that, if such failure is capable of being remedied, no such failure will constitute an Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

•	any representation or warranty made by American in the Indenture or in any Note proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after American receives written notice from the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of American (each, an “American Bankruptcy Event”); or

•	after the Aircraft Security Agreement is entered into, the occurrence of an Aircraft Security Event of Default. (Indenture, Section 4.01)
          Each of the following constitutes an “Aircraft Security Event of Default” with respect to the Notes:
•	the failure by American to pay to the Security Agent any amount when due under the Aircraft Security Agreement for more than 30 days after American receives written notice from the Security Agent or the Trustee;

•	the failure by American to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to any Aircraft that has been subjected to the lien of the Aircraft Security Agreement in accordance with the provisions of the Aircraft Security Agreement; provided that no such failure to carry and maintain insurance will constitute an Aircraft Security Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Security Agent receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Security Agent;

•	the failure by American to perform or observe (or cause to be performed or observed) in any material respect any other covenant, condition or agreement to be performed or observed by it under the Aircraft Security Agreement that continues for a period of 60 days after American receives written notice from the Security Agent or the Trustee; provided that, if such failure is capable of being remedied, no such failure will constitute an Aircraft Security Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure; or

•	any representation or warranty made by American in the Aircraft Security Agreement proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Aircraft Security Agreement and remains unremedied for a period of 60 days after American receives written notice from the Security Agent or the Trustee; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Aircraft Security Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness;
provided that notwithstanding anything to the contrary contained in the foregoing, any failure by American to perform or observe any covenant, condition or agreement shall not constitute an Aircraft Security Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as American is continuing to comply with all of the terms described under “— Certain Provisions of the Aircraft Security Agreement — Event of Loss.” (Aircraft Security Agreement, Section 4.01)
          If an event occurs and is continuing which is, or after notice or passage of time, or both, would be an Event of Default (a “Default”) and if such Default is known to the Trustee, the Trustee shall mail to American, the Security Agent and each Noteholder notice of such Default within 90 days after the occurrence thereof except as otherwise permitted by the Trust Indenture Act. Except in the case of a Payment Default, the Trustee may withhold the notice if and so long as it, in good faith, determines that withholding the notice is in the interests of the Noteholders. (Indenture, Section 5.05)
Remedies
          If an Event of Default (other than an American Bankruptcy Event) occurs and is continuing, the Trustee may, and upon receipt of written instruction of the holders of a majority of the principal amount of the outstanding Notes, the Trustee shall, declare by notice to American, all unpaid principal of, and accrued but unpaid interest on, the outstanding Notes and other amounts otherwise payable under the Indenture, if any, to be due and payable immediately (without premium). If an American Bankruptcy Event occurs, such amounts shall be due and payable without any declaration or other act on the part of the Trustee or any Noteholder. The holders of a majority of the principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if (i) there has been paid to or deposited with the Trustee an amount sufficient to pay all overdue installments of principal and interest on the Notes, and all other amounts owing under the Operative Documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Events of Default, other than nonpayment of principal amount or interest on the Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon. (Indenture, Section 4.02(d))

          The holders of a majority of the principal amount of the outstanding Notes by notice to the Trustee may authorize the Trustee to waive an existing Default or Event of Default and its consequences, except a Default or Event of Default (i) in the payment of principal of, interest on, or Make-Whole Amount, if any, with respect to, any Note (other than with the consent of the holder thereof) or (ii) in respect of a covenant or provision of the Indenture or the Aircraft Security Agreement that cannot be amended or supplemented without the consent of each Noteholder affected thereby. See “— Modifications and Waiver of the Indenture and Certain Other Operative Documents.” When a Default or Event of Default is waived, it is cured and ceases, and American, the Noteholders, the Trustee and the Security Agent shall be restored to their former positions and rights hereunder respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. (Indenture, Section 4.05)
          No Noteholder may institute any remedy with respect to the Indenture, the Aircraft Security Agreement or the Notes unless such Noteholder has previously given to the Trustee written notice of a continuing Event of Default, the holders of at least 25% of the principal amount of the outstanding Notes have requested in writing that the Trustee pursue the remedy, such holder has offered the Trustee indemnity against any loss, liability and expense satisfactory to the Trustee, the Trustee has failed so to act for 60 days after receipt of the same and during such 60 day period, the holders of a majority of the principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with the request. (Indenture, Section 4.06) Notwithstanding the foregoing, the right of any Noteholder to receive payment when due of principal, interest and Make-Whole Amount, if any, or to bring suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Noteholder. (Indenture, Section 4.09)
          The holders of a majority of the principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (subject, in the case of any actions based on the status of the Trustee as trustee, to any limitations otherwise expressly provided for in the Operative Documents) or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee may refuse to follow any direction or authorization if the Trustee has been advised by counsel that such action requested is contrary to the Indenture or is otherwise contrary to law. The Trustee shall have no obligation to take any action requested by the Noteholders unless it receives a satisfactory indemnification from them for following any actions or omissions to act which are in accordance with any such direction or authorization. (Indenture, Sections 4.02(b) and 5.01(d))
          The Indenture and the Aircraft Security Agreement provide that, if an Event of Default has occurred and is continuing, the Trustee or the Security Agent, as the case may be, may exercise certain rights or remedies available to it under the Indenture and the Aircraft Security Agreement or under applicable law. Such remedies include the right to take possession of any Aircraft subject to the Aircraft Security Agreement and to sell all or any part of the Airframe or any Engine comprising such Aircraft. (Indenture, Section 4.02(a); Aircraft Security Agreement, Section 4.02(a))
          If an Event of Default occurs and is continuing, any sums held or received by the Trustee may be applied to reimburse the Trustee and the Security Agent for any tax, expense or other loss incurred by it and to pay any other amounts due to the Trustee or the Security Agent prior to any payments to Noteholders. (Indenture, Section 3.03)
          In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor).

          “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”
          It is a condition to the subjection of an Aircraft to the lien of the Aircraft Security Agreement that American’s General Counsel provide an opinion to the Trustee and the Security Agent that, if American were to become a debtor under Chapter 11 of the Bankruptcy Code, the Trustee would be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising such Aircraft. This opinion will be subject to certain qualifications and assumptions.
          The opinion of American’s General Counsel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the Security Agent will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “— Certain Provisions of the Aircraft Security Agreement — Events of Loss.” The opinion of American’s General Counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.
Post Default Appraisals
          Upon the occurrence and continuation of an Event of Default, the Trustee will be required to obtain three desktop appraisals from the Appraisers or other appraisers selected by the holders of a majority of the principal amount of the outstanding Notes setting forth the appraised current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to the lien of the Aircraft Security Agreement (each such appraisal, an “Appraisal”). For so long as any Event of Default shall be continuing, the Trustee will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if an American Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall post such Appraisals on the DTC’s Internet bulletin board or make such other commercially reasonable efforts as the holders of a majority of the principal amount of the outstanding Notes may deem appropriate to make such Appraisals available to all Noteholders. (Indenture, Section 4.02(e))
Priority of Distributions
          During the existence of an Event of Default, if the Notes have become due and payable in full as described in “— Remedies,” all amounts received by the Trustee in respect of the Notes will be promptly paid in the following order:
•	to the Trustee or the Security Agent, to the extent required to pay, reimburse or indemnify for any tax, expense or loss actually incurred by the Trustee or the Security Agent and to pay certain out-of-pocket costs and expenses actually incurred by the Trustee or the Security Agent;

•	to reimburse any Noteholder in respect of indemnification payments made to the Trustee or the Security Agent in connection with actions taken by the Trustee or the Security Agent at the direction of the Noteholders (including actions taken in connection with the exercise of remedies), in each case, pro rata;

•	to the Noteholders, to the extent required to pay in full amounts due on the Notes; and

•	to the Company. (Indenture, Section 3.03)

Reports
          Promptly after the occurrence of an American Bankruptcy Event or an Event of Default resulting from the failure of American to make payments on any Note and on every Payment Date while the American Bankruptcy Event or such Event of Default shall be continuing, the Trustee will provide to the Noteholders and American a statement setting forth the following information:
•	after an American Bankruptcy Event, with respect to each Aircraft subject to the lien of the Aircraft Security Agreement, whether such Aircraft is (i) subject to the 60-day period of Section 1110, (ii) subject to an election by American under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•	to the best of the Trustee’s knowledge, after requesting such information from American, (i) whether each such Aircraft is currently in service or parked in storage, (ii) the maintenance status of such Aircraft and (iii) location of the Engines associated with such Aircraft. American has agreed to provide such information upon request of the Trustee, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of the Aircraft Security Agreement;

•	the current aggregate outstanding principal amount of the Notes and the Allocable Portion of the Notes for each such Aircraft as of the next Payment Date;

•	the expected amount of interest which will have accrued on the Notes as of the next Payment Date;

•	other amounts expected to be paid to each person on the next Payment Date pursuant to the Indenture;

•	details of the amounts expected to be paid on the next Payment Date identified by reference to the relevant provision of the Indenture; and

•	after an American Bankruptcy Event, any operational reports filed by American with the bankruptcy court which are available to the Trustee on a non-confidential basis. (Indenture, Section 6.01)
          In addition, American shall furnish to the Trustee within 120 days after the end of each calendar year a certificate signed by a principal executive officer, principal financial officer or principal accounting officer of American stating that to his or her knowledge during such preceding calendar year no Default or Event of Default has occurred (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge). (Indenture, Section 10.03(c))
Modifications and Waiver of the Indenture and Certain Other Operative Documents
          American and the Trustee may amend or supplement the Indenture, the Notes, the Aircraft Security Agreement and any related document, in each case without notice to or the consent of the Noteholders:
•	to evidence the succession of another entity to American and provide for the assumption by such entity of American’s obligations under the Indenture, the Notes, the Aircraft Security Agreement and any related document in the case of a merger, consolidation or transfer of all or substantially all of the assets of American;

•	to add to the covenants of American for the benefit of Noteholders, or surrender any right or power conferred upon American in the Indenture, the Notes, the Aircraft Security Agreement or any related document;

•	to comply with requirements of the SEC or otherwise to the extent necessary in connection with, or to continue, the qualification of the Indenture or any other agreement under the Trust Indenture Act or under any similar U.S. federal statute or to add provisions permitted by the Trust Indenture Act;

•	to add or change any of the provisions of the Indenture or the other Operative Documents as necessary or advisable to obtain credit ratings on the Notes; provided that no such addition or change shall materially adversely affect the interest of any Noteholder, as evidenced solely by the delivery of the certificate of an officer of American;

•	to comply with any requirement of the SEC or of any other regulatory body or to comply with any applicable law, rules, or regulations of or relating to any exchange or quotation system on which any Notes are listed (or to facilitate any listing of any Notes on any exchange or quotation system);

•	to comply with any requirement of DTC, Euroclear, Clearstream or like depositary, or of the Trustee, in respect of the provisions of the Indenture, the Notes, the Aircraft Security Agreement or any related document, relating to transfers and exchanges of the Notes or beneficial interests therein, or to include on the Notes any legend as may be required by law or as may otherwise be necessary or advisable;

•	to provide for any successor or additional Trustee or Security Agent with respect to the Notes or to add to or change any of the provisions of the Indenture or the Aircraft Security Agreement as shall be necessary or advisable to provide for or facilitate the administration of the trusts under the Indenture or the Aircraft Security Agreement by more than one Trustee or Security Agent, respectively;

•	to provide for the delivery of Notes or any supplement to the Indenture, the Notes, the Aircraft Security Agreement or any other related document in or by means of any computerized, electronic, or other medium, including computer diskette;

•	to provide for the guarantee by AMR Corporation or another entity of the Indenture, the Notes, the Aircraft Security Agreement or any other related document, and to make appropriate provisions in respect of such guarantor;

•	to correct, supplement or amplify the description of the collateral, or convey, transfer, assign, mortgage or pledge any property to or with the Trustee or Security Agent;

•	to cure any ambiguity or correct any mistake, defect or inconsistency;

•	to make any other change not inconsistent with the Indenture or the Aircraft Security Agreement; provided that such action does not materially adversely affect the interests of any Noteholder. (Indenture, Section 12.01)
          In addition, subject to certain limited exceptions described below, American and the Trustee may otherwise amend or supplement the Indenture, the Notes, the Aircraft Security Agreement and any other related documents, with the consent of the holders a majority of the principal amount of the outstanding Notes.
          Whether before or after the occurrence of an Event of Default, the holders a majority of the principal amount of the outstanding Notes may authorize the Trustee to, and the Trustee upon such authorization shall, waive compliance by American with any provision of the Indenture, the Notes, the Aircraft Security Agreement or any related document (other than certain provisions in the Indenture and the Aircraft Security Agreement as described below). However, no amendment, supplement or waiver of any provision in the Indenture, any Note, the Aircraft Security Agreement or any related document may, without the consent of each Noteholder affected:

•	reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate or change the time for payment of interest on any Note;

•	reduce the amount or change the time for payment of principal of, redemption price of, or Make-Whole Amount, if any, with respect to (in each case, whether on redemption or otherwise), any Note;

•	change the place of payment where, or the coin or currency in which any Note (or the redemption price thereof), interest thereon or Make-Whole Amount, if any, with respect thereto, is payable;

•	change the priority of distributions and application of payments specified in the Indenture in a manner materially adverse to the Noteholders;

•	impair the right of any Noteholder to institute suit for the enforcement of any amount of principal or interest payable on any Note when due;

•	waive a Payment Default with respect to any Note; or

•	create any lien with respect to any part of the collateral, including any Aircraft subjected to the lien of the Aircraft Security Agreement, that is prior to or pari passu with the lien thereon pursuant to the Indenture or the Aircraft Security Agreement, as applicable, except as permitted by the Indenture or the Aircraft Security Agreement, or deprive the Trustee or the Security Agent of the benefit of the lien on the collateral, including any such Aircraft, created by the Indenture or the Aircraft Security Agreement, except as permitted by the Indenture or the Aircraft Security Agreement. (Indenture, Section 12.02)
          American or any affiliate of American may, to the extent permitted by applicable law, at any time purchase or otherwise acquire any or all of the Notes, including in the open market or by tender at any price or by private agreement. In determining whether the holders of the required principal amount of the Notes have consented to an amendment, modification or waiver, any such Notes owned by American or any affiliate of American will be disregarded and deemed not outstanding. (Indenture, Section 2.13)
Merger, Consolidation and Transfer of Assets
          American is prohibited from consolidating with or merging into any other entity where American is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:
•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•	the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft that has been subjected to the lien of the Aircraft Security Agreement, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•	the successor or transferee entity expressly assumes all of the obligations of American contained in the Notes, the Indenture and the Aircraft Security Agreement;

•	if the Aircraft that have been subjected to the lien of the Aircraft Security Agreement are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger or transfer; and

•	American has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.
          In addition, after giving effect to such transaction, no Event of Default shall have occurred and be continuing. (Indenture, Section 10.02(e))
          None of the Notes or any of the other Operative Documents contain any covenants or provisions which may afford the Trustee, the Security Agent or Noteholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of American.
Book-Entry, Delivery and Form
          The New Notes will be issued in book-entry form only, which means that the New Notes will be represented by one or more permanent global certificates (“Global Notes”) registered in the name of DTC or its nominee. You may hold interests in the Notes directly through DTC, Euroclear or Clearstream if you are a participant in any of these clearing systems, or indirectly through organizations which are participants in those systems. Links have been established among DTC, Clearstream and Euroclear to facilitate the issuance of the Notes and cross-market transfers of the Notes associated with secondary market trading. DTC is linked indirectly to Clearstream and Euroclear through the depositary accounts of their respective U.S. depositaries. Notes in book-entry form can be exchanged for definitive Notes under the circumstances described under “—The Notes.”
The Notes
          Book-Entry Procedures for the Global Notes
          All interests in the Global Notes, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of their systems. The descriptions of the operations and procedures of DTC, Euroclear and Clearstream described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither we nor any paying agent, if applicable, takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.
          The clearing systems have advised us as follows:
DTC
          DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities that its participants, known as DTC participants, deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for DTC participants’ accounts. This eliminates the need to exchange certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a DTC participant. The rules that apply to DTC and its participants are on file with the SEC.

          We expect that pursuant to procedures established by DTC:
•	upon deposit of each Global Note, DTC will credit the accounts of participants in DTC with an interest in the Global Note; and

•	ownership of the Notes will be shown on, and the transfer of ownership of the Notes will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.
          The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.
          So long as DTC or its nominee is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or Noteholder represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:
•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated Notes; and

•	will not be considered the owners or Noteholders under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.
          Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a Noteholder under the Indenture or the Global Note. We understand that under existing industry practice, if we request any action of Noteholder, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of the Global Note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. Neither we, the Trustee nor any paying agent, if applicable will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the Notes.
          Payments with respect to the principal of, Make-Whole Amount, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee or any paying agent, if applicable, to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing those Notes under the Indenture. Under the terms of the Indenture, we, the Trustee and any paying agent, if applicable may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payment on the Notes and for any and all other purposes whatsoever. Accordingly, neither we, the Trustee nor any paying agent, if applicable, has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, including principal, premium, if any, additional interest, if any, and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

          Upon receipt of any payment of principal or interest, DTC will credit DTC participants’ accounts on the payment date according to such participants’ respective holdings of beneficial interests in the Global Notes as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to DTC participants whose accounts are credited with securities on a record date by using an omnibus proxy. Payments by DTC participants to owners of beneficial interests in the Global Notes, and voting by DTC participants, will be governed by the customary practices between the DTC participants and owners of beneficial interests, as is the case with securities held for the accounts of customers registered in street name. However, these payments will be the responsibility of the DTC participants and not of DTC, the Trustee, any paying agent, if applicable, or us.
          Clearstream
          Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, known as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.
          Distributions with respect to Global Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
          Euroclear
          Euroclear was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank, S.A./N.V., known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
          Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
          The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
          Distributions with respect to Global Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

          Global Clearance and Settlement Procedures
          Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in same-day funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.
          Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositary.
          Because of time-zone differences, credits of Global Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the Global Notes settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the Global Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
          Although DTC, Clearstream and Euroclear are expected to follow these procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, Clearstream and Euroclear, they will be under no obligation to perform or continue to perform these procedures and these procedures may be changed or discontinued at any time. Neither we, the Trustee nor any paying agent, if applicable, will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
          Exchanges of Book-Entry Notes for Certificated Notes
          You may not exchange your beneficial interest in a Global Note for a Note in certificated form unless:
(1)	DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case we thereupon fail to appoint a successor depository;

(2)	we, at our option, notify the Trustee in writing that we are electing to issue the Notes in certificated form; or

(3)	an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from DTC to issue Notes in certificated form.
          In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures). Any such exchange will be effected through the DTC Deposit/Withdraw at Custodian system and an appropriate adjustment will be made in the records of the security registrar to reflect a decrease in the principal amount of the relevant Global Note.

Indemnification
          American has agreed to indemnify the Trustee and the Security Agent, but not the Noteholders, for certain losses, claims and other matters. (Indenture, Section 8.02) Neither the Trustee nor the Security Agent will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under the Indenture or the Aircraft Security Agreement.
          Neither the Trustee nor the Security Agent will be required to take any action or refrain from taking any action (other than notifying the Noteholders if it knows of an Event of Default as described under “—Events of Default”) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indenture, Section 5.01(d); Aircraft Security Agreement, Section 5.01(d))
Certain Provisions of the Aircraft Security Agreement
          The following describes the terms of the Aircraft Security Agreement that will apply to each Aircraft that has been subjected to the lien of the Aircraft Security Agreement.
          Maintenance and Operation
          Under the terms of the Aircraft Security Agreement, American will be obligated, among other things and at its expense, to keep each Aircraft duly registered, and to maintain, service, repair, and overhaul such Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for such Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification or during periods of grounding by applicable governmental authorities). (Aircraft Security Agreement, Sections 7.02(a), (c) and (e))
          American will agree not to maintain, use, service, repair, overhaul or operate any Aircraft in violation of any law, rule or regulation of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft issued by such government, except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of such Aircraft or impair the lien of the Aircraft Security Agreement with respect to such Aircraft. (Aircraft Security Agreement, Section 7.02(b))
          American must make all alterations, modifications, and additions to each Airframe and Engine necessary to meet the applicable requirements of the Federal Aviation Administration (the “FAA” ) or any other applicable governmental authority of another jurisdiction in which the related Aircraft may then be registered; provided that American (or any lessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve, among other things, a material risk of sale, forfeiture or loss of such Aircraft and does not adversely affect the Security Agent’s interest in such Aircraft under (and as defined in) the Aircraft Security Agreement. American (or any lessee) may add further parts and make other alterations, modifications, and additions to any Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of such Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming such Airframe or Engine was maintained in accordance with the Aircraft Security Agreement), except that the value (but not the utility) of any Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that American deems obsolete or no longer suitable or appropriate for use on such Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Aircraft Security Agreement. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an Airframe or Engine at the time of delivery thereof to American, as well as any part that is not required to be incorporated or installed in or attached to such Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the related Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of such Aircraft. (Aircraft Security Agreement, Section 7.04(c))

          Except as set forth above, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Aircraft Security Agreement in lieu of the part replaced. (Aircraft Security Agreement, Section 7.04(a))
          Registration, Leasing and Possession
          Although American has certain re-registration rights, as described below, American generally is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record the Aircraft Security Agreement under the Federal Aviation Act. (Aircraft Security Agreement, Section 7.02(e)) In addition, American will register the “international interests” created pursuant to the Aircraft Security Agreement under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Aircraft Security Agreement, Section 7.02(e)) Although American has no current intention to do so, American will be permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Aircraft Security Agreement. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Aircraft Security Agreement in the applicable Aircraft. (Aircraft Security Agreement, Section 7.02(e)) American also will be permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (or their affiliates acting under an unconditional guarantee of such manufacturer). In addition, subject to certain limitations, American will be permitted to transfer possession of any Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange and pooling arrangements, “wet leases,” and transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Aircraft Security Agreement, Section 7.02(a)) There will be no general geographical restrictions on American’s (or any lessee’s) ability to operate any Aircraft. The extent to which the Security Agent’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the Security Agent’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. The Cape Town Treaty provides, that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Cape Town Treaty, and an Aircraft may be located in any such jurisdiction from time to time. There is no legal precedent with respect to the application of the Cape Town Treaty in any jurisdiction and therefore it is unclear how the Cape Town Treaty will be applied.
          In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — Repossession of Aircraft may be difficult, time-consuming and expensive.”
          In addition, some jurisdictions may allow for other liens or other third party rights to have priority over the Security Agent’s security interest in an Aircraft. As a result, the benefits of the Security Agent’s security interest in an Aircraft may be less than they would be if such Aircraft were located or registered in the United States.
          Upon repossession of such Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Noteholders. In addition, at the time of foreclosing on the lien on an Aircraft under the Aircraft Security Agreement, the Airframe relating thereto subject to the Aircraft Security Agreement might not be the equipped with the Engines associated with such Aircraft and under the Aircraft Security Agreement. If American fails to transfer title to engines not owned by American that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Aircraft Security Agreement.
          Liens
          American is required to maintain each Aircraft free of any liens, other than the lien of the Aircraft Security Agreement, any other rights existing pursuant to the other Operative Documents related thereto, the rights of others in possession of such Aircraft in accordance with the terms of the Aircraft Security Agreement and liens attributable to other parties to the Operative Documents related thereto and other than certain other specified liens, including but not limited to (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or the Engine related to such Aircraft or the Security Agent’s interest therein or impair the lien of the Aircraft Security Agreement; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or the Engine related to such Aircraft or the Security Agent’s interest therein or impair the lien of the Aircraft Security Agreement; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of any Aircraft, any Airframe or any Engine or the interest of the Security Agent therein or impair the lien of the Aircraft Security Agreement; (iv) salvage or similar rights of insurers under insurance policies maintained by American; (v) any other lien as to which American has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Security Agent; and (vi) Liens approved in writing by the Security Agent with the consent of the Trustee. (Aircraft Security Agreement, Section 7.01)
          Insurance
          Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering each Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by American (or any permitted lessee) with respect to other aircraft operated by American (or any permitted lessee) on same or similar routes), at all times in an amount not less than 110% of the Allocable Portion of the Notes relating to such Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Allocable Portion. If an Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the Allocable Portion of the Notes relating to such Aircraft, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on such Allocable Portion of the Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Security Agent and ending on the loss payment date (the sum of those amounts being, the “Loan Amount” for such Aircraft) will be paid to the Security Agent. If an Aircraft or Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $12,000,000 (in the case of a Boeing 777-223ER), $8,000,000 (in the case of a Boeing 767-323ER) or $6,000,000 (in the case of a Boeing 737-823), proceeds in excess of such specified amounts up to the applicable Loan Amount will be payable to the Security Agent, and the proceeds up to such specified amounts and proceeds in excess of the applicable Loan Amount will be payable directly to American unless there is a continuing Event of Default or Payment Default, in which event all insurance proceeds will be payable to the Security Agent. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Aircraft Security Agreement, Sections 7.06(b) and 7.06(d))
          In addition, American is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in American’s fleet on which American carries insurance and operated by American on the same or similar routes on which the Aircraft is operated. (Aircraft Security Agreement, Section 7.06(a))
          American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Aircraft Security Agreement, Section 7.06(c))
          In respect of each Aircraft, American is required to name the Security Agent as an additional insured party under the liability insurance policy required with respect to such Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Aircraft Security Agreement, Sections 7.06(a) and 7.06(b))
          Events of Loss
          If an Event of Loss occurs with respect to an Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence (i) to replace such Airframe and any such Engines or (ii) to pay the Security Agent the Allocable Portion of the Notes relating to such Aircraft together with interest accrued thereon. Depending upon American’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will (i) redeem the Notes in part under the Indenture by paying to the Trustee the Allocable Portion of the Notes relating to such Aircraft, together with accrued interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If American elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engines of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the Aircraft Security Agreement. American is also required to provide to the Security Agent opinions of counsel (i) to the effect that Security Agent will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft that suffered the Event of Loss immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Aircraft Security Agreement relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Security Agent in the replacement aircraft. If American elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the Allocable Portion of the Notes issued with respect to the related Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Aircraft Security Agreement will terminate with respect to such Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Allocable Portion of the Notes will cease. The payments made under the Aircraft Security Agreement by American will be deposited with the Security Agent. Amounts in excess of the amounts due and owing under the Allocable Portion of the Notes issued with respect to such Aircraft will be distributed by the Security Agent to American. (Indenture, Sections 2.19(c) and 3.02; Aircraft Security Agreement, Sections 7.05(a) and 7.05(c))
          If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the related Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Aircraft Security Agreement. (Aircraft Security Agreement, Section 7.05(b))
          An “Event of Loss” with respect to any Aircraft, any Airframe or any Engine means any of the following events with respect to such property:
•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•	the requisition for use of such property by any government (other than a requisition for use by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the related Aircraft) that results in the loss of possession of such property by American (or any lessee) for a period exceeding 12 consecutive months;

•	the operation or location of such Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to such Aircraft required by the terms of the Aircraft Security Agreement, unless American has obtained indemnity or insurance in lieu thereof from such government;

•	any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use not involving a requisition of title) for any reason of such Aircraft, Airframe, or Engine by any government that results in the loss of title or use of such Aircraft, Airframe or Engine by American (or a permitted lessee) for a period in excess of 180 consecutive days;

•	as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of such Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of such Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•	with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use of by any government of such Engine not then installed on an Airframe.
          An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of such Aircraft unless American elects to substitute a replacement Airframe pursuant to the Aircraft Security Agreement. (Aircraft Security Agreement, Annex A)
          If, at any time before the Scheduled Maturity Date, the Allocable Portion of the Notes with respect to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under the Aircraft Security Agreement will be released, and such Aircraft will not thereafter secure any Notes.

Governing Law
          The Indenture and the Notes are, and, the Aircraft Security Agreement will be, governed by the laws of the State of New York. (Indenture, Section 13.17; Aircraft Security Agreement, Section 10.15)
The Trustee and Security Agent
          U.S. Bank Trust National Association is the Trustee and will be the Security Agent. Except as otherwise provided in the Indenture and the Aircraft Security Agreement, neither the Trustee nor the Security Agent, in its individual capacity, is or will be answerable or accountable under the Indenture, the Aircraft Security Agreement or under the Notes under any circumstances except, among other things, for its own willful misconduct or negligence. American and its affiliates have in the past, and may from time to time in the future enter into, banking and trustee relationships with the Trustee, the Security Agent and their respective affiliates. The address for the Trustee and the Security Agent is U.S. Bank Trust National Association, One Federal Street, 3rd Floor, Mail Code EX-FED-MA, Boston, Massachusetts 02110, Attention: Corporate Trust Services.
          The Trustee may resign at any time, and may be removed by American under certain circumstances. In such cases, a successor Trustee will be appointed by American as provided in the Indenture. The Security Agent may resign at any time, and may be removed by American under certain circumstances. In such cases, a successor Security Agent will be appointed by American as provided in the Aircraft Security Agreement. The holders of a majority of the principal amount of the outstanding Notes may at any time remove the Trustee or cause the Trustee to remove the Security Agent as provided in the Indenture or the Aircraft Security Agreement, respectively, in which event a successor Trustee or Security Agent may be appointed by such holders with the consent of American as provided in the Indenture or the Aircraft Security Agreement, respectively. Any resignation or removal of the Trustee or the Security Agent and appointment of a successor Trustee or Security Agent does not become effective until acceptance of the appointment by such successor Trustee or Security Agent. (Indenture, Section 5.09; Aircraft Security Agreement, Section 8.01)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS
The Aircraft
          On and subject to the terms and conditions of the Indenture, American has agreed to subject the Aircraft to the lien of the Aircraft Security Agreement following the 1999-1 Maturity Date and on or prior to the Cut-Off Date. The pool of Aircraft consists of nine Boeing 737-823 aircraft, one Boeing 767-323ER aircraft and two Boeing 777-223ER aircraft, each of which was delivered new to American during the period from May 1999 to September 1999. The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” Each Aircraft is being operated by American. The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. The “ER” designation is provided by the manufacturer and is not recognized by the FAA.
          The Boeing 737-823 is a narrow-body commercial jet aircraft. Seating capacity in American’s two-class configuration for the Boeing 737-823 aircraft to be subjected to the lien of the Aircraft Security Agreement is 148 seats. The Boeing 737-823 is powered by two CFM56-7B26 model commercial jet engines manufactured by CFM International, Inc.
          The Boeing 767-323ER and the Boeing 777-223ER are both wide-body commercial jet aircraft. Seating capacity in American’s two-class configuration for the Boeing 767-323ER is 225 seats and American’s three-class configuration for the Boeing 777-223ER is 247 seats. The Boeing 767-323ER is powered by two CF6-80C2B6 model commercial jet engines manufactured by The General Electric Company. The Boeing 777-223ER is powered by two RB211-TRENT-892 model commercial jet engines manufactured by Rolls-Royce plc.
The Appraisals
          The table below sets forth the appraised values of the Aircraft that are expected to be financed with the proceeds from the sale of the Old Notes, as determined by Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA,” and together with AISI and BK, the “Appraisers”), independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft. The references to AISI, BK and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

	Registration	Manufacturer’s		Appraiser’s Valuations			Appraised
Aircraft Type	Number	Serial Number	Delivery Date	AISI	BK	MBA	Value(1)
Boeing 737-823	N909AN	29511	5/19/1999	$25,640,000	$27,600,000	$26,260,000	$26,260,000
Boeing 737-823	N910AN	29512	5/26/1999	25,640,000	27,600,000	26,260,000	26,260,000
Boeing 737-823	N912AN	29513	6/25/1999	25,640,000	27,600,000	26,390,000	26,390,000
Boeing 737-823	N914AN	29515	7/19/1999	25,640,000	27,600,000	26,520,000	26,520,000
Boeing 737-823	N915AN	29516	7/28/1999	25,640,000	27,600,000	26,520,000	26,520,000
Boeing 737-823	N916AN	29517	8/6/1999	25,640,000	28,200,000	26,640,000	26,640,000
Boeing 737-823	N917AN	29518	8/27/1999	25,640,000	28,200,000	26,640,000	26,640,000
Boeing 737-823	N918AN	29519	9/10/1999	25,640,000	28,200,000	26,770,000	26,770,000
Boeing 737-823	N919AN	29520	9/15/1999	25,640,000	28,200,000	26,770,000	26,770,000

Boeing 767-323ER	N399AN	29606	5/28/1999	36,570,000	41,800,000	42,080,000	40,150,000

Boeing 777-223ER	N778AN	29587	6/21/1999	73,460,000	76,200,000	69,810,000	73,156,667
Boeing 777-223ER	N779AN	29955	6/27/1999	73,460,000	76,200,000	69,810,000	73,156,667

Total				$414,250,000	$445,000,000	$420,470,000	$425,233,333

(1)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of each such Aircraft. Such appraisals indicate current market value of such Aircraft as appraised by the Appraisers at or around the time of such appraisals.
          According to the International Society of Transport Aircraft Trading, appraised “current market value” is defined as each Appraiser’s opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The current market value assumes that the aircraft is valued for its highest, best use, that the parties to the sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arms’-length basis for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.
          In connection with the offering of the Old Notes, each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of each Aircraft based on appraised current market value of such Aircraft at or about the time of the appraisal. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the appraisals. The appraisals may not reflect accurately the current market value of the Aircraft. Appraisals that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals. The appraisals have not been updated in connection with this exchange offer, and the results of the appraisals if conducted immediately prior to the date hereof could differ from the appraisals delivered in connection with the offering of the Old Notes.
          The Appraisers have delivered letters setting forth their respective appraisals in connection with the offering of the Old Notes, copies of which are annexed to this prospectus as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters.
          An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of such Aircraft; the time period in which such Aircraft is sought to be sold; and whether such Aircraft is sold separately or as part of a block.
          Since the Terrorist Attacks, the airline industry has suffered substantial losses. In response to adverse market conditions, we and many other U.S. air carriers have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the Aircraft could adversely affect the value of the Aircraft.
          Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Notes. See “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

EXCHANGE OFFER; REGISTRATION RIGHTS; RATINGS
          The following summary describes certain material terms of the Registration Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus constitutes a part.
          American has undertaken the exchange offer pursuant to the terms of the Registration Rights Agreement. The consummation of the exchange offer is not conditioned upon any minimum or maximum aggregate principal amount of Old Notes being tendered for exchange. American entered into the Registration Rights Agreement with the Initial Purchasers concurrently with the issuance of the Old Notes, pursuant to which American has agreed, for the benefit of and at no cost to the Noteholders, to use its reasonable best efforts to: (i) file with the SEC a registration statement with respect to the offer to exchange the Old Notes for the New Notes, which will have terms identical in all material respects to the Old Notes, to the holders of such Old Notes entitled to make such exchange, except that the New Notes:
•	are registered under the Securities Act and will not be subject to restrictions on transfer;

•	will bear a different CUSIP and ISIN number than the Old Notes;

•	will not entitle their holders to registration rights; and

•	will be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the Old Notes,
(ii) cause the registration statement to be declared effective under the Securities Act, (iii) offer the New Notes in exchange for surrender of the Old Notes and (iv) consummate the exchange offer on or before December 31, 2009. American will keep the exchange offer open for not less than 20 business days after the date notice of the exchange offer is mailed to the Noteholders. For each Old Note validly tendered to the Trustee pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of such Old Note will receive a New Note having a principal amount equal to that of such tendered Old Note. Interest on each New Note will accrue from the last Payment Date on which interest was paid on the tendered Old Note in exchange thereof or, if no interest has been paid on such Old Notes, from the Issuance Date. As part of the terms of the exchange offer, Old Notes accepted for exchange will not accrue interest for any period from and after the last interest payment date on which interest was paid or duly provided for on such Old Notes prior to the Issuance Date of the New Notes or, if no such interest has been paid or duly provided for on such Old Notes, will not accrue any interest.
          Holders of Old Notes who do not tender their Old Notes in the exchange offer will not have any further registration rights under the Registration Rights Agreement.
          Under existing interpretations of the staff of the SEC contained in several no action letters to third parties, the New Notes will in general be freely transferable by holders thereof (other than affiliates of American) after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of Old Notes participating in the exchange offer, as set forth below). However, any purchaser of Old Notes who is an “affiliate” of American or who intends to participate in the exchange offer for the purpose of distributing the New Notes (1) will not be able to rely on such SEC interpretations, (2) will not be able to tender its Old Notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, in connection with any resales of New Notes, an exchanging dealer receiving New Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of those New Notes. The SEC has taken the position that exchanging dealers may fulfill their prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) by delivery of the prospectus contained in the registration statement of which this prospectus constitutes a part. Under the Registration Rights Agreement, we are required to allow exchanging dealers to use the prospectus contained in the exchange offer registration statement in connection with the resale of such New Notes for a period of 90 days after the consummation of the exchange offer.
          If any changes in law or the applicable interpretations of the staff of the SEC do not permit American to effect the exchange offer, American will, in lieu of effecting the registration of the New Notes pursuant to the registration statement and at no cost to the Noteholders, (a) as promptly as practicable, file with the SEC a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement”), (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or before December 31, 2009 and (c) use its reasonable best efforts to keep effective the Shelf Registration Statement for a period of one year after its effective date (or for such shorter period as shall end when all of the Notes covered by the Shelf Registration Statement have been sold pursuant thereto). American will, in the event of the filing of a Shelf Registration Statement, provide to each registered holder of the Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such registered holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A Noteholder who sells Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Noteholder (including certain indemnification obligations). In addition, each Noteholder will be required to deliver information to be used in connection with the Shelf Registration Statement.
          In addition, pursuant to the Registration Rights Agreement, American has agreed, for the benefit of and at no cost to the Noteholders, to use its reasonable best efforts to obtain ratings for the Notes from each of Moody’s and Standard & Poor’s on or before December 31, 2009. See “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — The Notes are not currently rated, and any rating of the Notes, if obtained, may be lowered or withdrawn in the future.”
          If (a) neither the consummation of the exchange offer nor the declaration by the SEC of a Shelf Registration Statement to be effective with respect to the Notes occurs on or before December 31, 2009, or (b) the Notes are not rated by Moody’s and Standard & Poor’s on or before December 31, 2009, then the interest rate per annum borne by the Notes shall be increased permanently by 1.00% from and including January 1, 2010. If a Shelf Registration Statement, if filed and declared effective on or before December 31, 2009, ceases to be effective at any time during the one year period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, the interest rate per annum borne by the Notes shall be increased by 1.00% from the 61st day until such time as the Shelf Registration Statement again becomes effective.
          The maximum possible increase in the interest rate per annum borne by the Notes and the Exchange Notes in connection with the circumstances set forth in the preceding paragraph is 1.00%.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
          The following is a discussion of certain U.S. federal income tax considerations relating to the exchange of Old Notes for New Notes pursuant to the exchange offer and the ownership and disposition of New Notes by Holders (as defined below) that receive New Notes pursuant to the exchange offer and hold such Notes as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold the Notes as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.
          As used in this discussion:
•	“U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person;

•	“Non-U.S. Holder” means a beneficial owner of a Note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes; and

•	“Holder” means a U.S. Holder or a Non-U.S. Holder.
          If an entity treated as a partnership for U.S. federal income tax purposes holds a Note, the U.S. federal income tax treatment of the entity and its partners generally will depend upon the status and activities of the entity and its partners. An investor that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations relating to the Notes.
          HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S., INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE EXCHANGE OF OLD NOTES FOR NEW NOTES PURSUANT TO THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF NEW NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Exchange of Old Notes for New Notes
          The exchange of Old Notes for New Notes pursuant to the exchange offer will not be treated as a taxable event for U.S. federal income tax purposes. New Notes received in the exchange offer will be treated for U.S. federal income tax purposes as a continuation of the original investment of the Holder in the Old Notes exchanged therefor. In particular, no gain or loss will be recognized by Holders as a result of the exchange offer and, for purposes of determining gain or loss on a subsequent sale of New Notes, a Holder’s tax basis and holding period for the New Notes will be the same as the tax basis and holding period for the Old Notes exchanged therefor. Similarly, there would be no U.S. federal income tax consequences to a Holder that does not participate in the exchange offer.

Certain Additional Payments
          The Notes provide for the payment of additional interest by American in certain circumstances in the event of a failure to meet certain targets regarding registration of the Notes or to obtain ratings for the Notes, as described above under the heading “Exchange Offer; Registration Rights; Ratings”.
          U.S. Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a Holder’s income, gain or loss with respect to the Notes to be different from the consequences discussed below. For purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. American intends to treat the possibility of its making any such payment of additional interest on the Notes as remote or to treat such payments as incidental. Accordingly, American does not intend to treat the Notes as contingent payment debt instruments. American’s treatment will be binding on all Holders, except a Holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the Note was acquired. However, American’s treatment is not binding on the U.S. Internal Revenue Service (the “IRS”). If the IRS were to challenge American’s treatment, Holders might be required to accrue interest income on the Notes, in excess of stated interest, and to treat as interest income, rather than capital gain, any gain recognized on the disposition of the Notes before the resolution of the contingencies. In any event, if American actually makes any payment of additional interest described above, the timing and amount (and possibly character) of a Holder’s income, gain or loss with respect to the Notes may be affected. The remainder of this discussion assumes that the Notes have not been and will not be contingent payment debt instruments.
U.S. Holders
          Interest
          In general, interest payable on the Notes will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.
          Bond Premium
          In general, if a U.S. Holder’s tax basis (generally, a U.S. Holder’s cost) in a Note exceeded the sum of all amounts then payable on such Note through the maturity date (other than payments of stated interest), such U.S. Holder is deemed to have acquired such Note with “bond premium” in the amount of such excess. In such event, the U.S. Holder generally may elect to amortize the “bond premium” as an offset to any stated interest over the period from the U.S. Holder’s acquisition date to such Note’s maturity date. A U.S. Holder that elects to amortize “bond premium” must reduce its tax basis in the related Note by the amount of the “bond premium” used to offset interest income. Any election to amortize “bond premium” applies to all debt instruments (other than debt instruments the interest on which is excludible from gross income) held by the U.S. Holder during the first taxable year to which the election applies or thereafter acquired by the U.S. Holder. The election may not be revoked without the consent of the IRS. It is unclear how these rules apply when there is more than one possible call date and the amount of any redemption premium is uncertain. U.S. Holders should consult their own tax advisors regarding the election to amortize bond premium.
          Market Discount
          If a U.S. Holder acquired a Note for an amount less than the sum of all amounts payable on such Note after the acquisition date (other than payments of stated interest), then the difference constitutes “market discount” for U.S. federal income tax purposes, unless such difference is less than a statutorily defined de minimis amount. Under the “market discount” rules, a U.S. Holder is generally required to treat as ordinary income any principal payment on, or any gain on the sale, redemption, retirement or other disposition of, a Note to the extent of any accrued market discount. In addition, the U.S. Holder may be required to defer, until the maturity of a Note or its earlier disposition, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note. Market discount accrues ratably during the period from the date of acquisition to the maturity of a Note, unless the U.S. Holder elects to accrue it under the constant yield method.
          A U.S. Holder may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rules described above will not apply to the Note. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.
          Sale, Retirement or Other Taxable Disposition of the Notes
          Upon the sale, retirement or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, retirement or disposition (other than any amount attributable to accrued interest not previously included in such U.S. Holder’s income, which will be taxable as ordinary income to such U.S. Holder) and such U.S. Holder’s adjusted tax basis in such Note. A U.S. Holder’s adjusted tax basis in a Note generally will be its cost for such Note, increased by any market discount previously included in income by such U.S. Holder and reduced by any prior cash payments (other than payments of stated interest) on such Note made to such U.S. Holder and by any bond premium that has been used to offset interest income. Subject to the “market discount” rules described above, any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held the Note for more than one year at the time of such sale, retirement or disposition. Net long-term capital gain of certain non-corporate U.S. Holders is generally subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.
          Information Reporting and Backup Withholding
          Information reporting generally will apply to a U.S. Holder with respect to payments of interest on, or proceeds from the sale, retirement or other disposition of, a Note, unless such U.S. Holder is a corporation or other entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payments or proceeds to a U.S. Holder that are subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct and it is a United States person, or otherwise establishes an exemption.
          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished by the U.S. Holder on a timely basis to the IRS.
Non-U.S. Holders
          Subject to the discussion below concerning backup withholding:
     (a) payments of principal, interest and premium with respect to a Note owned by a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax; provided that, in the case of payments treated as interest, (i) such payments are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder; (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (iii) such Non-U.S. Holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to us through stock ownership; (iv) such Non-U.S. Holder is not a bank whose receipt of interest on the Note is described in section 881(c)(3)(A) of the Code; and (v) the certification requirements described below are satisfied; and
     (b) a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, retirement or other disposition of a Note (other than amounts treated as interest), unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder or (ii) such Non-U.S. Holder is an individual who is present in the United

States for 183 days or more in the taxable year of such sale, retirement or disposition and certain other conditions are met (in each case, subject to the provisions of an applicable tax treaty).
          The certification requirements referred to in clause (a)(v) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on IRS Form W-8BEN (or suitable substitute form), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a United States person. U.S. Treasury regulations provide additional rules for a Note held through one or more intermediaries or pass-through entities. President Obama has recently proposed changes to these certification requirements.
          If the requirements set forth in clause (a) above are not satisfied with respect to a Non-U.S. Holder, payments on the Notes treated as interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate such withholding tax, provided that such Non-U.S. Holder has provided the appropriate documentation (generally, IRS Form W-8BEN) to the applicable withholding agent.
          If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on the Notes or as gain realized on the sale, retirement or other disposition of the Notes are effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such amounts, provided that, in the case of amounts treated as interest, such Non-U.S. Holder has provided the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected income for the taxable year, subject to certain adjustments (or a lower rate if provided by an applicable tax treaty).
          Information Reporting and Backup Withholding
          Generally, payments of amounts treated as interest on a Note to a Non-U.S. Holder, and the amount of any tax withheld from such payments, must be reported annually to the IRS and to such Non-U.S. Holder. The IRS may make this information available to the tax authorities of the country in which such Non-U.S. Holder is a resident under the provisions of an applicable tax treaty or agreement.
          The information reporting and backup withholding rules that apply to payments of interest to a U.S. Holder generally will not apply to payments of interest on a Note to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.
          Proceeds from the sale, retirement or other disposition of a Note by a Non-U.S. Holder effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting, but not backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption. Proceeds from the sale, retirement or other disposition of a Note by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.
          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

CERTAIN ERISA CONSIDERATIONS
General
          The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.
          Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, or entities that are deemed to hold the assets of such plans or accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.
          Any Plan fiduciary which proposes to cause a Plan to exchange the Old Notes for New Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such exchange and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.
          Foreign plans, governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to U.S. federal, state, local, or foreign law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before exchanging Old Notes for New Notes to determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.
Prohibited Transaction Exemptions
          The fiduciary of a Plan that proposes to exchange Old Notes for New Notes should consider, among other things, whether such exchange and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, American, the Trustee, the Security Agent and their respective affiliates. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to exchange Old Notes for New Notes on behalf of a Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Notes.
          Each person who acquires or accepts a Note or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of (a) an employee benefit plan subject to Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, (c) an entity whose underlying assets are deemed to include assets of any such employee benefit plan or plan, or (d) a foreign, governmental or church plan that is subject to Similar Law have been used to purchase such Note or any interest therein; or (ii) the purchase and holding of such Note or any interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or any similar provision of Similar Law, as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions.
Special Considerations Applicable to Insurance Company General Accounts
          Any insurance company proposing to invest assets of its general account in the Notes should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of a Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000.
          EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A FOREIGN, GOVERNMENTAL OR CHURCH PLAN SUBJECT TO SIMILAR LAW) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SUCH SIMILAR LAW OF AN INVESTMENT IN THE NOTES.

PLAN OF DISTRIBUTION
          Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
          We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
          For a period of 90 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealers and will indemnify certain Noteholders (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
          Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the New Notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder of such New Notes, other than any such holder that is a broker-dealer or an “affiliate” of us within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
•	such New Notes are acquired in the ordinary course of business;

•	at the time of the commencement of the exchange offer, such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes; and

•	such holder is not engaged in and does not intend to engage in a distribution of such New Notes.
          We have not sought and do not intend to seek a no-action letter from the SEC with respect to the effects of the exchange offer, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the New Notes as it has in such no-action letters.

VALIDITY OF THE NEW NOTES
          The validity of the New Notes is being passed upon for American by Gary F. Kennedy, Esq., Senior Vice President, General Counsel and Chief Compliance Officer of American.
EXPERTS
          The consolidated financial statements of AMR appearing in AMR’s Current Report (Form 8-K) dated April 21, 2009 (including schedule appearing therein), the consolidated financial statements of American appearing in American’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
          The references to Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer & Agnew, Inc., and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.
WHERE YOU CAN FIND MORE INFORMATION
          We and our parent company, AMR, file annual, quarterly and current reports, proxy statements (in the case of AMR only) and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.
          This prospectus is part of a registration statement that we have filed with the SEC. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.
          We “incorporate by reference” in this prospectus certain documents that we or AMR files with the SEC, which means:
•	we can disclose important information to you by referring you to those documents; and

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus.
          The following documents listed below that we and AMR have previously filed with the SEC (Commission File Numbers 001-02691 and 001-08400, respectively) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

Filing	Date Filed
Annual Reports on Form 10-K of American and AMR for the year ended December 31, 2008	February 19, 2009 (except, in the case of AMR, for Items 1, 1A, 6, 7, 7A and 8 and Exhibit 12 thereto, which have been updated in AMR’s Current Report on Form 8-K filed on April 21, 2009)

Filing	Date Filed
Quarterly Reports on Form 10-Q of American and AMR for the quarters ended March 31, 2009 and June 30, 2009	April 16, 2009 July 15, 2009

Current Reports on Form 8-K of American	January 6, 2009
January 15, 2009
February 3, 2009
February 5, 2009
February 18, 2009
March 4, 2009
March 18, 2009
April 3, 2009
May 5, 2009
June 4, 2009
June 11, 2009
June 18, 2009
June 25, 2009
June 26, 2009
June 29, 2009
July 6, 2009
July 7, 2009
August 3, 2009
August 5, 2009

Current Reports on Form 8-K of AMR	January 6, 2009
January 15, 2009
January 23, 2009
February 3, 2009
February 5, 2009
February 18, 2009
March 4, 2009
March 18, 2009
April 3, 2009
April 21, 2009
May 5, 2009
June 4, 2009
June 11, 2009
June 18, 2009
June 25, 2009
June 26, 2009
July 6, 2009
July 7, 2009
August 3, 2009
August 5, 2009
          You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to American Airlines, Inc., 4333 Amon Carter Boulevard, Mail Drop 5651, Fort Worth, Texas 76155, Attention: Investor Relations (Telephone: (817) 967-2970).

APPENDIX I
INDEX OF TERMS
          The following is an index showing the page in this prospectus where certain defined terms appear.

1999-1 EETC	1
1999-1 Event of Loss	2
1999-1 Indentures	1
1999-1 Maturity Date	1
Agent’s Message	29
Aircraft	4
Aircraft Security Agreement	1
Aircraft Security Event of Default	41
Airframe	58
AISI	58
Allocable Portion	36
American	1
American Bankruptcy Event	41
American Beacon Advisors	19
AmericanConnection® carrier	1
AMR	1
Appraisal	44
Appraisers	58
Assumed Aircraft Value	40
ATC	20
ATOP	9
Average Life Date	39
Bankruptcy Code	12
BK	58
Book-Entry Confirmation	29
Business Day	37
Cape Town Treaty	53
Cash Collateral	1
citizen of the United States	47
Class Exemptions	66
Clearstream	30
Code	62
Company	1
Credit Facility	17
Cut-Off Date	1
Cut-Off Redemption Date	2
Default	42
Depreciation Assumption	40
DTC	9
EBITDAR Covenant	17
Eligible Institution	29
Engine	58
Equipment	44
ERISA	66
ERISA Plans	66
EU	20
Euroclear	30
Event of Default	41
Event of Loss	56
Exchange Act	ii
Exchange Agent	9
Expiration Date	8
FAA	52
Global Notes	48
H.15(519)	39
Holder	62
Indenture	1, 36
Initial Purchasers	7

Appendix I-1

IRS	63
Issuance Date	7, 36
Liquidity Covenant	17
Loan Amount	54
LTVs	5
Make-Whole Amount	38
Make-Whole Spread	39
MBA	58
Moody’s	26
Mortgage Convention	53
MSP	29
New Notes	7
Non-U.S. Holder	62
Noteholders	1
Notes	7
Old Notes	7, 36
Operative Documents	36
Payment Date	36
Payment Default	41
Plans	66
PTCE	66
Rating Agencies	26
Rating Condition	8
Registration Condition	8
Registration Rights Agreement	8
Remaining Weighted Average Life	39
SARS	21
Scheduled Maturity Date	36
SEC	iii
Section 1110	12
Securities Act	ii
Security Agent	1
SEMP	29
Shelf Registration Statement	61
Similar Law	66
STAMP	29
Standard & Poor’s	26
Stated Interest Rate	37
Terrorist Attacks	15
Transportation Code	47

Appendix I-2

Treasury Yield	39
Trust Indenture Act	8
Trustee	1, 36
U.S. Holder	62

Appendix I-3

APPENDIX II
APPRAISAL LETTERS

Appendix II-1

Mr. Ken Menezes
Principal, Corporate Finance
American Airlines, Inc.
4333 Amon Carter Blvd.
Fort Worth, TX 76155-2605
Sight Unseen Half Life Current Market Value Opinion
12 Aircraft Portfolio
AISI File No.: A9S031VO-2
Date: 27 July 2009

Mr. Ken Menezes
Principal, Corporate Finance
American Airlines, Inc.
4333 Amon Carter Blvd.
Fort Worth, TX 76155-2605

Subject:	Sight Unseen Half Life Current Market Value Opinion, 12 Aircraft Portfolio

AISI File number: A9S031BVO-2

Ref:	(a) Email messages 10 June, 07 July, 24 July 2009
Dear Mr. Menezes:
Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen June 2009 half life current market value for 12 used aircraft (the “Aircraft”) as identified and defined in Table I and reference (a) above (the ‘Aircraft’). The Aircraft are valued in June 2009 US dollars.
1.	Methodology and Definitions
The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.
AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.
Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888 FAX: 949-582-8887 EMAIL: mail@AISI.aero

27 July 2009
AISI File No. A9S031BV0-2
Page - 2 -
An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.
AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.
‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.
‘Full-life’ condition assumes zero time since overhaul of airframe, gear, apu, engine overhaul and engine LLPs.
An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.
It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.
AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.
AISI defines a ‘distressed market value’ as that value which reflects the real market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

27 July 2009
AISI File No. A9S031BV0-2
Page - 3 -
None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.
AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.
No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.
If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.
2.	Valuation
It is our considered opinion that the sight unseen half life current market values of the Aircraft at 30 June 2009 are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.
The Aircraft are valued in June 2009 million US dollars.

27 July 2009
AISI File No. A9S031BV0-2
Page - 4 -
TABLE 1
A9S031BVO-2
Report Dated 27 July 2009
Values as of 30 June 2009

						Half Life
						Current
						Market
						Jun-09
						Million US
No	Type	MSN	DOM	Engine	MTOW	Dollars
1	B737-823 (winglet, 3rd VHF, 2 HF, overwater equipped)	29511	May-99	CFM56-7B26	174,200	25.64
2	B737-823 (winglet, 3rd VHF, 2 HF, overwater equipped)	29512	May-99	CFM56-7B26	174,200	25.64
3	B737-823 (winglet, 3rd VHF, 2 HF, overwater equipped)	29513	Jun-99	CFM56-7B26	174,200	25.64
4	B737-823 (winglet, 3rd VHF, 2 HF, overwater equipped)	29515	Jul-99	CFM56-7B26	174,200	25.64
5	B737-823 (winglet, 3rd VHF, 2 HF, overwater equipped)	29516	Jul-99	CFM56-7B26	174,200	25.64
6	B737-823 (winglet, 3rd VHF, 2 HF, overwater equipped)	29517	Aug-99	CFM56-7B26	174,200	25.64
7	B737-823 (winglet, 3rd VHF, 2 HF, overwater equipped)	29518	Aug-99	CFM56-7B26	174,200	25.64
8	B737-823 (winglet, 3rd VHF, 2 HF, overwater equipped)	29519	Sep-99	CFM56-7B26	174,200	25.64
9	B737-823 (winglet, 3rd VHF, 2 HF, overwater equipped)	29520	Sep-99	CFM56-7B26	174,200	25.64
10	B767-323ER (long range overwater ETOP)	29606	May-99	CF6-80C2B6	408,000	36.57
11	B777-223ER (long range overwater ETOP)	29587	Jun-99	Trent 892	648,000	73.46
12	B777-223ER (long range overwater ETOP)	29955	Jun-99	Trent 892	648,000	73.46

	Totals					414.25

27 July 2009
AISI File No. A9S031BV0-2
Page - 5 -
Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.
Sincerely,
AIRCRAFT INFORMATION SERVICES, INC.
Fred Bearden
CEO

1295 Northern Boulevard
Manhasset, New York 11030
(516) 365-6272 · Fax (516) 365-6287
July 27, 2009
Mr. Ken Menezes, Principal
Corporate Finance
American Airlines, Inc.
4333 Amon Carter Blvd., MD 5662
Fort Worth, TX 76155-2605
Dear Mr. Menezes:
In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the half-time Current Market Value (CMV) for 12 Boeing aircraft in the American Airlines Fleet. The aircraft, which consist of B737-823W, B767-323ER or B777-223ER models, are further identified in the attached Figure 1 by registration, serial number, engine model, date of manufacture and maximum takeoff weight. Our opinion of the values is included in Figure 1.
DEFINITIONS
According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Fair Market Value, to which BK Associates subscribes, the quoted fair market value is the Appraiser’s opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months. The market value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.
Base Value, is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

July 27, 2009

MARKET DISCUSSION & METHODOLOGY
Current values are normally based on comparison to recent sales of comparable aircraft. Unfortunately, there have been few recent transactions involving comparable aircraft for which the price was divulged. In recent years the major airlines and other aviation industry entities in the United States have claimed, with support of the government and the courts that the realizations in their aircraft sales should be kept confidential.
There have been no publicly reported sales of comparable aircraft that would indicate its current value. Some prices are divulged informally in private conversations, and of course, appraisers are often privy to transaction prices from appraisals they have conducted. These cannot be divulged in our reports.
From these sources we are aware of several transactions in the past year of some B777 and B737-800 aircraft. These are not directly comparable because they are older or younger aircraft than those being appraised. However, they do serve to confirm the comparable values in our database and confirm our methodology.
In the absence of recent comparable sales, an appropriate methodology is to determine the base value that would apply in a balanced market and then assess the current market conditions to determine the market value.
As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 10,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as, the high and low values that have occurred in strong and weak markets.
Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

July 27, 2009

This relationship between sales price as a function of age and the original price is depicted in the following figure.
All of the Aircraft are 10 to 11 years old. The data suggest that a 10 to 11-year old aircraft should sell for 42 to 46 percent of its original price. So, for the B737-800s for example, the original price was likely about $41 to $42 million. The data suggest that on average today after allowing for inflation it should sell for about $24.45 million. By a similar analysis the suggested average selling price today for the B767 would be $47.5 to $51.7 million and it would be $70 to $73 million for the B777s. However, recent experience has shown that after a long production run, even popular and successful aircraft tend to approach or fall below the “average” line in the figure, especially when the specific aircraft is in the latter half of its likely useful life. By contrast, new, popular and successful models tend to have values above the line for the first 10 years or so.

July 27, 2009

There is no doubt that all of these models have been quite successful. The B737-800 is arguably the most successful aircraft ever. There are about 2,800 in service or on order, which is surpassed only by the A320 with 3,800. However, the A320 has been in production for nearly 10 years longer and the B737-800 may well pass it some day. We conclude the B737-800 values are about 10 percent above the values suggested by the historical comparison.
Similarly, the B777 has been popular and successful. It has become the workhorse of the long-haul fleet. There are over 650 of all models in service with about 260 more on order. There are 407 ERs in service with 43 operators. We concluded it also has values some five percent higher than that suggested by the average historical data.
For the B767s, while they have been very successful, they were in production some 10 years before the other models. Production has essentially ceased although some new recent orders were placed to fill the gap created by delays of the B787. As noted above, experience has shown that in these circumstances the values tend to fall below the “average” line in the figure and we conclude the current base values are about eight percent below.
Regarding the current market values, we consider the current demand is still relatively strong for the B737-800s and the B777 and conclude the market for them is in balance and the CMV equals the BV. There are only five B737-800s listed as being for sale or lease but all are for lease only. Similarly, there are only five B777-200ERs listed.
For the B767-300ER, 14 are listed as being on the market. They represent 2.8 percent of the fleet. Experience has shown that downward pressure begins on values when more than one percent of the fleet is idle. We conclude the CMVs of the B767-300ER is about 10 percent below the base value.
ASSUMPTIONS & DISCLAIMER
It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; the Aircraft are at half-time between major maintenance events; and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed unless otherwise stated, that the Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

July 27, 2009

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.
Sincerely,
BK ASSOCIATES, INC.
John F. Keitz
President
ISTAT Senior Certified Appraiser
     And Appraiser Fellow
JFK/kf
Attachment

Figure 1
American Airlines
Current Values $millions

	AIRCRAFT		SERIAL		DATE of	MTOW	1/2 time
	TYPE	REGIST.	NUMBER	ENGINE	MFGR.	Lbs.	CMV
1	B737-823	N909AN	29511	CFM56-7B26	05-19-1999	174,200	27.60
2	B737-823	N910AN	29512	CFM56-7B26	05-25-1999	174,200	27.60
3	B737-823	N912AN	29513	CFM56-7B26	06-24-1999	174,200	27.60
4	B737-823	N914AN	29515	CFM56-7B26	07-16-1999	174,200	27.60
5	B737-823	N915AN	29516	CFM56-7B26	07-23-1999	174,200	27.60
6	B737-823	N916AN	29517	CFM56-7B26	08-06-1999	174,200	28.20
7	B737-823	N917AN	29518	CFM56-7B26	08-20-1999	174,200	28.20
8	B737-823	N918AN	29519	CFM56-7B26	09-09-1999	174,200	28.20
9	B737-823	N919AN	29520	CFM56-7B26	09-14-1999	174,200	28.20

10	B767-323ER	N399AN	29606	CF6-80C2B6	05-20-1999	408,000	41.80

11	B777-223	N778AN	29587	Trent 892	06-01-1999	648,000	76.20
12	B777-223	N779AN	29955	Trent 892	06-27-1999	648,000	76.20

June 12, 2009
Mr. Ken Menezes
Principal — Corporate Finance
American Airlines
VIA E-MAIL
Dear Mr. Menezes:
Morten Beyer & Agnew (mba) has been retained by American Airlines (the Client) to render its Expert Opinion of the Half-Time Current Market1 (CMV) Values of nine (9) Boeing 737-800, one (1) Boeing 767-300ER, and two (2) Boeing 777-200ER aircraft as of June 2009.
In rendering this Expert Opinion, mba has relied upon industry knowledge, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information extrapolated from its semi-annual publication mba Future Aircraft Values — Jet Transport.
In developing the Value of these aircraft, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied solely on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.
The principal assumptions for these aircraft are as follows:
1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	No accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

[1]	Current Market Value is the Appraiser’s opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. Market Value assumes that the aircraft is valued for its highest, best use, that the parties to the sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.
2101 wilson boulevard | suite 1001 | arlington; virginia 22201
phone: 1 703 276 3200 | fax: 1 703 276 3201
www.mba.aero

Mr. Ken Menezes
June 12, 2009

American Airlines Valuation
($U.S. Million)

		Serial		Date of
No.	Aircraft Type	Number	Registration	Maufacture	Engine Type	MTOW	HTCMV
1	737-800	29511	N909AN	May-99	CFM56-7B26	174,200	26.26
2	737-800	29512	N910AN	May-99	CFM56-7B26	174,200	26.26
3	737-800	29513	N912AN	Jun-99	CFM56-7B26	174,200	26.39
4	737-800	29515	N914AN	Jul-99	CFM56-7B26	174,200	26.52
5	737-800	29516	N915AN	Jul-99	CFM56-7B26	174,200	26.52
6	737-800	29517	N916AN	Aug-99	CFM56-7B26	174,200	26.64
7	737-800	29518	N917AN	Aug-99	CFM56-7B26	174,200	26.64
8	737-800	29519	N918AN	Sep-99	CFM56-7B26	174,200	26.77
9	737-800	29520	N919AN	Sep-99	CFM56-7B26	174,200	26.77
10	767-300ER	29606	N399AN	May-99	CF6-80C2B6	408,000	42.08
11	777-200ER	29587	N778AN	Jun-99	Trent 892	648,000	69.81
12	777-200ER	29955	N779AN	Jun-99	Trent 892	648,000	69.81

						Total	$420.47

Legend for Valuation —

	MTOW	Maximum Takeoff off Weight
	HT CMV	Half-Time Current Market Value
This Expert Opinion has been prepared for the exclusive use of American Airlines, and shall not be provided to other parties by mba without the express consent of American Airlines.
This report represents the opinion of mba as to Half-Time Current Market Values of the subject aircraft and is intended to be advisory only, in nature. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft. mba assumes no responsibility or legal liability for any actions taken or not taken by American Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.
Sincerely,
Morten Beyer & Agnew, Inc.
June 12, 2009

Stephen P. Rehrmann, ATP/FE
Vice President — Appraisal Group
Morten Beyer & Agnew, Inc.
ISTAT Certified Appraiser

APPENDIX III
ALLOCABLE PORTION OF THE NOTES AND LOAN TO VALUE RATIOS PER AIRCRAFT
     The following tables set forth LTVs for the Allocable Portion of the Notes with respect to each Aircraft as of the Cut-Off Date and each Payment Date. For any date before the first Payment Date, the Allocable Portion of the Notes with respect to each Aircraft will be the amount specified in Appendix III for the Cut-Off Date. For any date after the first Payment Date, other than a Payment Date, the Allocable Portion of the Notes with respect to each Aircraft will be the amount specified in Appendix III for the Payment Date that immediately precedes such date.
     The LTVs for the Cut-Off Date and each Payment Date listed in such tables were obtained by dividing (i) the Allocable Portion of the Notes with respect to each Aircraft (assuming all of the Aircraft are subjected to the lien of the Aircraft Security Agreement on or prior to the Cut-Off Date, and that no Payment Default or redemption has occurred) determined immediately after giving effect to any principal payments scheduled to be made on each such date by (ii) the Assumed Aircraft Value on such date, calculated based on the Depreciation Assumption, of such Aircraft. See “Description of the Aircraft and the Appraisals — The Appraisals” and “Description of the Notes — Security — Loan to Value Ratios of Notes.”
     The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. The appraised value of each Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Summary — The Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals.”
     Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
A. Boeing 737-823

	N909AN
	Assumed	Allocable	Scheduled
Date	Aircraft Value	Portion	Principal Payment	LTV
Cut-Off Date	$26,260,000.00	$17,069,000.00	$0.00	65.0%
February 1, 2010	25,697,285.71	15,932,300.60	1,136,699.40	62.0
August 1, 2010	25,134,571.43	14,829,380.60	1,102,920.00	59.0
February 1, 2011	24,571,857.14	13,760,223.46	1,069,157.14	56.0
August 1, 2011	24,009,142.86	12,724,829.17	1,035,394.29	53.0
February 1, 2012	23,446,428.57	11,723,197.74	1,001,631.43	50.0
August 1, 2012	22,883,714.29	10,755,329.17	967,868.57	47.0
February 1, 2013	22,321,000.00	9,821,223.45	934,105.72	44.0
August 1, 2013	21,758,285.71	8,920,880.60	900,342.85	41.0
February 1, 2014	21,195,571.43	8,054,300.58	866,580.02	38.0
August 1, 2014	20,632,857.14	7,221,483.43	832,817.15	35.0
February 1, 2015	19,882,571.43	6,362,406.28	859,077.15	32.0
August 1, 2015	19,132,285.71	5,548,346.28	814,060.00	29.0
February 1, 2016	18,382,000.00	4,779,303.42	769,042.86	26.0
August 1, 2016	17,631,714.29	0.00	4,779,303.42	0.0
Appendix III-1

	N910AN
	Assumed	Allocable	Scheduled
Date	Aircraft Value	Portion	Principal Payment	LTV
Cut-Off Date	$26,260,000.00	$17,069,000.00	$0.00	65.0%
February 1, 2010	25,697,285.71	15,932,300.60	1,136,699.40	62.0
August 1, 2010	25,134,571.43	14,829,380.60	1,102,920.00	59.0
February 1, 2011	24,571,857.14	13,760,223.46	1,069,157.14	56.0
August 1, 2011	24,009,142.86	12,724,829.17	1,035,394.29	53.0
February 1, 2012	23,446,428.57	11,723,197.74	1,001,631.43	50.0
August 1, 2012	22,883,714.29	10,755,329.17	967,868.57	47.0
February 1, 2013	22,321,000.00	9,821,223.45	934,105.72	44.0
August 1, 2013	21,758,285.71	8,920,880.60	900,342.85	41.0
February 1, 2014	21,195,571.43	8,054,300.58	866,580.02	38.0
August 1, 2014	20,632,857.14	7,221,483.43	832,817.15	35.0
February 1, 2015	19,882,571.43	6,362,406.28	859,077.15	32.0
August 1, 2015	19,132,285.71	5,548,346.28	814,060.00	29.0
February 1, 2016	18,382,000.00	4,779,303.42	769,042.86	26.0
August 1, 2016	17,631,714.29	0.00	4,779,303.42	0.0

	N912AN
	Assumed	Allocable	Scheduled
Date	Aircraft Value	Portion	Principal Payment	LTV
Cut-Off Date	$26,390,000.00	$17,153,000.00	$0.00	65.0%
February 1, 2010	25,824,500.00	16,011,173.38	1,141,826.62	62.0
August 1, 2010	25,259,000.00	14,902,793.38	1,108,380.00	59.0
February 1, 2011	24,693,500.00	13,828,343.38	1,074,450.00	56.0
August 1, 2011	24,128,000.00	12,787,823.38	1,040,520.00	53.0
February 1, 2012	23,562,500.00	11,781,233.38	1,006,590.00	50.0
August 1, 2012	22,997,000.00	10,808,573.37	972,660.01	47.0
February 1, 2013	22,431,500.00	9,869,843.37	938,730.00	44.0
August 1, 2013	21,866,000.00	8,965,043.37	904,800.00	41.0
February 1, 2014	21,300,500.00	8,094,173.36	870,870.01	38.0
August 1, 2014	20,735,000.00	7,257,233.34	836,940.02	35.0
February 1, 2015	19,981,000.00	6,393,903.34	863,330.00	32.0
August 1, 2015	19,227,000.00	5,575,813.34	818,090.00	29.0
February 1, 2016	18,473,000.00	4,802,963.33	772,850.01	26.0
August 1, 2016	17,719,000.00	0.00	4,802,963.33	0.0

	N914AN
	Assumed	Allocable	Scheduled
Date	Aircraft Value	Portion	Principal Payment	LTV
Cut-Off Date	$26,520,000.00	$17,238,000.00	$0.00	65.0%
February 1, 2010	25,951,714.29	16,090,046.16	1,147,953.84	62.0
August 1, 2010	25,383,428.57	14,976,206.15	1,113,840.01	59.0
February 1, 2011	24,815,142.86	13,896,463.30	1,079,742.85	56.0
August 1, 2011	24,246,857.14	12,850,817.58	1,045,645.72	53.0
February 1, 2012	23,678,571.43	11,839,269.01	1,011,548.57	50.0
August 1, 2012	23,110,285.71	10,861,817.58	977,451.43	47.0
February 1, 2013	22,542,000.00	9,918,463.29	943,354.29	44.0
August 1, 2013	21,973,714.29	9,009,206.15	909,257.14	41.0
February 1, 2014	21,405,428.57	8,134,046.13	875,160.02	38.0
August 1, 2014	20,837,142.86	7,292,983.26	841,062.87	35.0
February 1, 2015	20,079,428.57	6,425,400.40	867,582.86	32.0
August 1, 2015	19,321,714.29	5,603,280.40	822,120.00	29.0
February 1, 2016	18,564,000.00	4,826,623.25	776,657.15	26.0
August 1, 2016	17,806,285.71	0.00	4,826,623.25	0.0

	N915AN
	Assumed	Allocable	Scheduled
Date	Aircraft Value	Portion	Principal Payment	LTV
Cut-Off Date	$26,520,000.00	$17,238,000.00	$0.00	65.0%
February 1, 2010	25,951,714.29	16,090,046.16	1,147,953.84	62.0
August 1, 2010	25,383,428.57	14,976,206.15	1,113,840.01	59.0
February 1, 2011	24,815,142.86	13,896,463.30	1,079,742.85	56.0
August 1, 2011	24,246,857.14	12,850,817.58	1,045,645.72	53.0
February 1, 2012	23,678,571.43	11,839,269.01	1,011,548.57	50.0
August 1, 2012	23,110,285.71	10,861,817.58	977,451.43	47.0
February 1, 2013	22,542,000.00	9,918,463.29	943,354.29	44.0
August 1, 2013	21,973,714.29	9,009,206.15	909,257.14	41.0
February 1, 2014	21,405,428.57	8,134,046.13	875,160.02	38.0
August 1, 2014	20,837,142.86	7,292,983.26	841,062.87	35.0
February 1, 2015	20,079,428.57	6,425,400.40	867,582.86	32.0
August 1, 2015	19,321,714.29	5,603,280.40	822,120.00	29.0
February 1, 2016	18,564,000.00	4,826,623.25	776,657.15	26.0
August 1, 2016	17,806,285.71	0.00	4,826,623.25	0.0

	N916AN
	Assumed	Allocable	Scheduled
Date	Aircraft Value	Portion	Principal Payment	LTV
Cut-Off Date	$26,640,000.00	$17,316,000.00	$0.00	65.0%
February 1, 2010	26,069,142.86	16,162,851.79	1,153,148.21	62.0
August 1, 2010	25,498,285.71	15,043,971.79	1,118,880.00	59.0
February 1, 2011	24,927,428.57	13,959,343.22	1,084,628.57	56.0
August 1, 2011	24,356,571.43	12,908,966.08	1,050,377.14	53.0
February 1, 2012	23,785,714.29	11,892,840.36	1,016,125.72	50.0
August 1, 2012	23,214,857.14	10,910,966.07	981,874.29	47.0
February 1, 2013	22,644,000.00	9,963,343.21	947,622.86	44.0
August 1, 2013	22,073,142.86	9,049,971.78	913,371.43	41.0
February 1, 2014	21,502,285.71	8,170,851.77	879,120.01	38.0
August 1, 2014	20,931,428.57	7,325,983.19	844,868.58	35.0
February 1, 2015	20,170,285.71	6,454,474.61	871,508.58	32.0
August 1, 2015	19,409,142.86	5,628,634.61	825,840.00	29.0
February 1, 2016	18,648,000.00	4,848,463.18	780,171.43	26.0
August 1, 2016	17,886,857.14	0.00	4,848,463.18	0.0

	N917AN
	Assumed	Allocable	Scheduled
Date	Aircraft Value	Portion	Principal Payment	LTV
Cut-Off Date	$26,640,000.00	$17,316,000.00	$0.00	65.0%
February 1, 2010	26,069,142.86	16,162,851.79	1,153,148.21	62.0
August 1, 2010	25,498,285.71	15,043,971.79	1,118,880.00	59.0
February 1, 2011	24,927,428.57	13,959,343.22	1,084,628.57	56.0
August 1, 2011	24,356,571.43	12,908,966.08	1,050,377.14	53.0
February 1, 2012	23,785,714.29	11,892,840.36	1,016,125.72	50.0
August 1, 2012	23,214,857.14	10,910,966.07	981,874.29	47.0
February 1, 2013	22,644,000.00	9,963,343.21	947,622.86	44.0
August 1, 2013	22,073,142.86	9,049,971.78	913,371.43	41.0
February 1, 2014	21,502,285.71	8,170,851.77	879,120.01	38.0
August 1, 2014	20,931,428.57	7,325,983.19	844,868.58	35.0
February 1, 2015	20,170,285.71	6,454,474.61	871,508.58	32.0
August 1, 2015	19,409,142.86	5,628,634.61	825,840.00	29.0
February 1, 2016	18,648,000.00	4,848,463.18	780,171.43	26.0
August 1, 2016	17,886,857.14	0.00	4,848,463.18	0.0

	N918AN
	Assumed	Allocable	Scheduled
Date	Aircraft Value	Portion	Principal Payment	LTV
Cut-Off Date	$26,770,000.00	$17,400,000.00	$0.00	65.0%
February 1, 2010	26,196,357.14	16,241,724.57	1,158,275.43	62.0
August 1, 2010	25,622,714.29	15,117,384.57	1,124,340.00	59.0
February 1, 2011	25,049,071.43	14,027,463.14	1,089,921.43	56.0
August 1, 2011	24,475,428.57	12,971,960.28	1,055,502.86	53.0
February 1, 2012	23,901,785.71	11,950,875.99	1,021,084.29	50.0
August 1, 2012	23,328,142.86	10,964,210.28	986,665.71	47.0
February 1, 2013	22,754,500.00	10,011,963.13	952,247.15	44.0
August 1, 2013	22,180,857.14	9,094,134.56	917,828.57	41.0
February 1, 2014	21,607,214.29	8,210,724.55	883,410.01	38.0
August 1, 2014	21,033,571.43	7,361,733.10	848,991.45	35.0
February 1, 2015	20,268,714.29	6,485,971.67	875,761.43	32.0
August 1, 2015	19,503,857.14	5,656,101.67	829,870.00	29.0
February 1, 2016	18,739,000.00	4,872,123.09	783,978.58	26.0
August 1, 2016	17,974,142.86	0.00	4,872,123.09	0.0

	N919AN
	Assumed	Allocable	Scheduled
Date	Aircraft Value	Portion	Principal Payment	LTV
Cut-Off Date	$26,770,000.00	$17,400,000.00	$0.00	65.0%
February 1, 2010	26,196,357.14	16,241,724.57	1,158,275.43	62.0
August 1, 2010	25,622,714.29	15,117,384.57	1,124,340.00	59.0
February 1, 2011	25,049,071.43	14,027,463.14	1,089,921.43	56.0
August 1, 2011	24,475,428.57	12,971,960.28	1,055,502.86	53.0
February 1, 2012	23,901,785.71	11,950,875.99	1,021,084.29	50.0
August 1, 2012	23,328,142.86	10,964,210.28	986,665.71	47.0
February 1, 2013	22,754,500.00	10,011,963.13	952,247.15	44.0
August 1, 2013	22,180,857.14	9,094,134.56	917,828.57	41.0
February 1, 2014	21,607,214.29	8,210,724.55	883,410.01	38.0
August 1, 2014	21,033,571.43	7,361,733.10	848,991.45	35.0
February 1, 2015	20,268,714.29	6,485,971.67	875,761.43	32.0
August 1, 2015	19,503,857.14	5,656,101.67	829,870.00	29.0
February 1, 2016	18,739,000.00	4,872,123.09	783,978.58	26.0
August 1, 2016	17,974,142.86	0.00	4,872,123.09	0.0

B. Boeing 767-323ER

	N399AN
	Assumed	Allocable	Scheduled
Date	Aircraft Value	Portion	Principal Payment	LTV
Cut-Off Date	$40,150,000.00	$26,097,000.00	$0.00	65.0%
February 1, 2010	39,289,642.86	24,359,553.29	1,737,446.71	62.0
August 1, 2010	38,429,285.71	22,673,253.28	1,686,300.01	59.0
February 1, 2011	37,568,928.57	21,038,574.71	1,634,678.57	56.0
August 1, 2011	36,708,571.43	19,455,517.57	1,583,057.14	53.0
February 1, 2012	35,848,214.29	17,924,081.85	1,531,435.72	50.0
August 1, 2012	34,987,857.14	16,444,267.56	1,479,814.29	47.0
February 1, 2013	34,127,500.00	15,016,074.70	1,428,192.86	44.0
August 1, 2013	33,267,142.86	13,639,503.27	1,376,571.43	41.0
February 1, 2014	32,406,785.71	12,314,553.25	1,324,950.02	38.0
August 1, 2014	31,546,428.57	11,041,224.66	1,273,328.59	35.0
February 1, 2015	30,399,285.71	9,727,746.08	1,313,478.58	32.0
August 1, 2015	29,252,142.86	8,483,096.08	1,244,650.00	29.0
February 1, 2016	28,105,000.00	7,307,274.64	1,175,821.44	26.0
August 1, 2016	26,957,857.14	0.00	7,307,274.64	0.0

C. Boeing 777-223ER

	N778AN
	Assumed	Allocable	Scheduled
Date	Aircraft Value	Portion	Principal Payment	LTV
Cut-Off Date	$73,156,666.67	$47,552,000.00	$0.00	65.0%
February 1, 2010	71,589,023.81	44,385,148.69	3,166,851.31	62.0
August 1, 2010	70,021,380.95	41,312,568.69	3,072,580.00	59.0
February 1, 2011	68,453,738.10	38,334,047.25	2,978,521.44	56.0
August 1, 2011	66,886,095.24	35,449,584.39	2,884,462.86	53.0
February 1, 2012	65,318,452.38	32,659,180.10	2,790,404.29	50.0
August 1, 2012	63,750,809.52	29,962,834.39	2,696,345.71	47.0
February 1, 2013	62,183,166.67	27,360,547.24	2,602,287.15	44.0
August 1, 2013	60,615,523.81	24,852,318.66	2,508,228.58	41.0
February 1, 2014	59,047,880.95	22,438,148.63	2,414,170.03	38.0
August 1, 2014	57,480,238.10	20,118,037.16	2,320,111.47	35.0
February 1, 2015	55,390,047.62	17,724,769.06	2,393,268.10	32.0
August 1, 2015	53,299,857.14	15,456,912.38	2,267,856.68	29.0
February 1, 2016	51,209,666.67	13,314,467.13	2,142,445.25	26.0
August 1, 2016	49,119,476.19	0.00	13,314,467.13	0.0

	N779AN
	Assumed	Allocable	Scheduled
Date	Aircraft Value	Portion	Principal Payment	LTV
Cut-Off Date	$73,156,666.67	$47,552,000.00	$0.00	65.0%
February 1, 2010	71,589,023.81	44,385,148.69	3,166,851.31	62.0
August 1, 2010	70,021,380.95	41,312,568.69	3,072,580.00	59.0
February 1, 2011	68,453,738.10	38,334,047.25	2,978,521.44	56.0
August 1, 2011	66,886,095.24	35,449,584.39	2,884,462.86	53.0
February 1, 2012	65,318,452.38	32,659,180.10	2,790,404.29	50.0
August 1, 2012	63,750,809.52	29,962,834.39	2,696,345.71	47.0
February 1, 2013	62,183,166.67	27,360,547.24	2,602,287.15	44.0
August 1, 2013	60,615,523.81	24,852,318.66	2,508,228.58	41.0
February 1, 2014	59,047,880.95	22,438,148.63	2,414,170.03	38.0
August 1, 2014	57,480,238.10	20,118,037.16	2,320,111.47	35.0
February 1, 2015	55,390,047.62	17,724,769.06	2,393,268.10	32.0
August 1, 2015	53,299,857.14	15,456,912.38	2,267,856.68	29.0
February 1, 2016	51,209,666.67	13,314,467.13	2,142,445.25	26.0
August 1, 2016	49,119,476.19	0.00	13,314,467.13	0.0

American Airlines, Inc.
Offer to Exchange
$276,400,000 Outstanding 13.0% 2009-2 Secured Notes due 2016 for
$276,400,000 Registered 13.0% 2009-2 Secured Notes due 2016
PROSPECTUS
, 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the estimated fees and expenses (except for the Securities and Exchange Commission registration fee, which is not an estimate) payable by the registrant in connection with the registration of the notes:

Securities and Exchange Commission registration fee	$15,424
Printing costs for registration statement, prospectus and related documents	$60,000
Legal fees and expenses	$200,000
Accountants’ fees and expenses	$15,000
Exchange agent fees	$4,000
Miscellaneous	$10,576
Total	$305,000
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the DGCL, as amended, provides in regard to indemnification of directors and officers as follows:
     § 145. Indemnification of officers, directors, employees and agents; insurance
     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).
     Article VII of American Airlines, Inc.’s by-laws provide in regard to indemnification of directors and officers as follows:
     Section 1. Nature of Indemnity. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action by reason of the fact that he is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     Section 2. Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section l hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     Section 3. Determination That Indemnification Is Proper. (a) Any indemnification of a director or officer of the corporation under Section l hereof (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section l hereof. Such determination shall be made, with respect to a director or officer, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (b) Any indemnification of an employee or agent of the corporation (who is not also a director or officer of the corporation) under Section l hereof (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section l hereof. Such determination, in the case of an employee or agent, may be made (1) in accordance with the procedures outlined in the second sentence of Section 3(a), or (2) by an officer of the corporation, upon delegation of such authority by a majority of the Board of Directors.
     Section 4. Advance Payment of Expenses. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The board of directors may authorize the corporation’s counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.
     Section 5. Procedure for Indemnification of Directors or Officers. Any indemnification of a director or officer of the corporation under Sections l and 2, or advance of costs, charges and expenses of a director or officer under Section 4 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. If the corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section l of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section l of this Article, nor the fact that there has been an actual determination by the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     Section 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.
     The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. Insurance. The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.
     Section 8. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.
     Section 102(b)(7) of the DGCL, as amended, provides in regard to the limitation of liability of directors and officers as follows:
     (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:
     (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under § 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with § 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.
     Article Ninth of American Airlines, Inc.’s certificates of incorporation provide in regard to the limitation of liability of directors and officers as follows:
     NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
     American Airlines, Inc.’s directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
     On July 31, 2009, we issued and privately placed $276,400,000 aggregate principal amount of 13% 2009-2 Secured Notes due 2016, or the Notes. The Initial Purchasers for the Notes were Morgan Stanley & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated. The Notes were sold to qualified institutional investors pursuant to Rule 144A under the Securities Act, to persons outside the United States in compliance with Regulation S under the Securities Act and to a limited number of institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act in compliance with Regulation D under the Securities Act . The sale of the Notes to the Initial Purchasers was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. The issue price of the Notes was 100% and we paid the Initial Purchasers underwriting fees, discounts, commissions or other compensation of $3,316,800.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
Exhibits.
     A list of Exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.
ITEM 17. UNDERTAKINGS
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

     (a) Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, American Airlines, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Worth, State of Texas, on September 3, 2009.

AMERICAN AIRLINES, INC.
By:	/s/ Gary F. Kennedy
GARY F. KENNEDY
Senior Vice President, General Counsel and Chief Compliance Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Horton, Gary F. Kennedy and Kenneth W. Wimberly, and each of them severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerard J. Arpey	Chairman, President and	September 3, 2009
Gerard J. Arpey	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Horton	Executive Vice President —	September 3, 2009
Thomas W. Horton	Finance and Planning and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ John W. Backmann	Director	September 3, 2009
John W. Bachmann

/s/ David L. Boren	Director	September 3, 2009
David L. Boren

S-1

Signature	Title	Date

/s/ Armando M. Codina	Director	September 3, 2009
Armando M. Codina

/s/ Rajat K. Gupta	Director	September 3, 2009
Rajat K. Gupta

/s/ Alberto Ibargüen	Director	September 3, 2009
Alberto Ibargüen

/s/ Ann McLaughlin Korologos	Director	September 3, 2009
Ann McLaughlin Korologos

/s/ Michael A. Miles	Director	September 3, 2009
Michael A. Miles

/s/ Philip J. Purcell	Director	September 3, 2009
Philip J. Purcell

/s/ Ray M. Robinson	Director	September 3, 2009
Ray M. Robinson

/s/ Judith Rodin	Director	September 3, 2009
Judith Rodin

/s/ Matthew K. Rose	Director	September 3, 2009
Matthew K. Rose

/s/ Roger T. Staubach	Director	September 3, 2009
Roger T. Staubach

S-2

EXHIBIT INDEX

Exhibit
Number	Description of Document

3.1	Restated Certificate of Incorporation of American Airlines, Inc., as amended, incorporated by reference to American’s report on Form 10-Q for the quarter ended September 30, 2003.

3.2	Bylaws of American Airlines, Inc., amended January 22, 2003, incorporated by reference to American’s report on Form 10-K for the year ended December 31, 2002.

4.1	Indenture and Security Agreement, dated as of July 31, 2009, between American Airlines, Inc. and U.S. Bank Trust National Association, as Trustee.

4.2	Form of Aircraft Security Agreement, among American Airlines, Inc., U.S. Bank Trust National Association, as Trustee and U.S. Bank Trust National Association, as Security Agent.

4.3	Form of American Airlines, Inc. 13.0% 2009-2 Secured Note due 2016.

4.4	Registration Rights Agreement, dated July 31, 2009, between American Airlines, Inc. and Morgan Stanley & Co. Incorporated as representative of the several initial purchasers.

5.1	Opinion of Gary F. Kennedy, Senior Vice President, General Counsel and Chief Compliance Officer of American Airlines, Inc.

10.1	Information Technology Services Agreement, dated July 1, 1996, between American Airlines, Inc. and The Sabre Group, Inc., incorporated by reference to Exhibit 10.6 to The Sabre Group Holdings, Inc.’s Registration Statement on Form S-1, file number 333-09747. Confidential treatment was granted as to a portion of this document.

10.2	Amended and Restated Executive Termination Benefits Agreement between AMR, American Airlines and Gerard J. Arpey, dated May 21, 1998, incorporated by reference to Exhibit 10.61 to AMR’s report on Form 10-K for the year ended December 31, 1998.

10.3	Amended and Restated Executive Termination Benefits Agreement between AMR, American Airlines and Peter M. Bowler, dated May 21, 1998, incorporated by reference to Exhibit 10.63 to AMR’s report on Form 10-K for the year ended December 31, 1998.

10.4	Amended and Restated Executive Termination Benefits Agreement between AMR, American Airlines and Daniel P. Garton, dated May 21, 1998, incorporated by reference to Exhibit 10.66 to AMR’s report on Form 10-K for the year ended December 31, 1998.

10.5	Amended and Restated Executive Termination Benefits Agreement between AMR, American Airlines and Monte E. Ford, dated November 15, 2000, incorporated by reference to Exhibit 10.74 to AMR’s report on Form 10-K for the year ended December 31, 2000.

10.6	Amended and Restated Executive Termination Benefits Agreement between AMR, American Airlines and Henry C. Joyner, dated January 19, 2000, incorporated by reference to Exhibit 10.74 to AMR’s report on Form 10-K for the year ended December 31, 1999.

10.7	Amended and Restated Executive Termination Benefits Agreement between AMR, American Airlines and William K. Ris, Jr., dated October 20, 1999, incorporated by reference to Exhibit 10.79 to AMR’s report on Form 10-K for the year ended December 31, 1999.

10.8	Form of Amendment to Executive Termination Benefits Agreement dated January 1, 2005, incorporated by reference to Exhibit 10.8 to American’s report on Form 10-K for the year ended December 31, 2008.

10.9	Amended and Restated Executive Termination Benefits Agreement between AMR, American Airlines and Gary F. Kennedy dated February 3, 2003, incorporated by reference to Exhibit 10.55 to AMR’s report on Form 10-K for the year ended December 31, 2002.

10.10	Amended and Restated Executive Termination Benefits Agreement between AMR, American Airlines and Robert W. Reding dated May 20, 2003, incorporated by reference to Exhibit 10.71 to AMR’s report on Form 10-K for the year ended December 31, 2003.

Exhibit
Number	Description of Document

10.11	Employment agreement between AMR, American Airlines and William K. Ris, Jr. dated November 11, 1999, incorporated by reference to Exhibit 10.73 to AMR’s report on Form 10-K for the year ended December 31, 2003.

10.12	Employment agreement between AMR, American Airlines and Robert W. Reding dated May 21, 2003, incorporated by reference to Exhibit 10.94 to AMR’s report on Form 10-K for the year ended December 31, 2004.

10.13	Amendment of employment agreement between AMR, American Airlines and Thomas W. Horton dated July 15, 2008, incorporated by reference to Exhibit 10.5 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2008.

10.14	Amended and Restated Executive Termination Benefits Agreement between AMR, American Airlines and Jeffrey J. Brundage dated April 1, 2004, incorporated by reference to Exhibit 10.5 to AMR’s report on Form 10-Q for the quarterly period ended March 31, 2004.

10.15	Supplemental Executive Retirement Program for Officers of American Airlines, Inc., as amended and restated as of January 1, 2005, incorporated by reference to Exhibit 10.16 to American’s report on Form 10-K for the year ended December 31, 2008.

10.16	Aircraft Purchase Agreement by and between American Airlines, Inc. and The Boeing Company, dated October 31, 1997, incorporated by reference to Exhibit 10.48 to AMR Corporation’s report on Form 10-K for the year ended December 31, 1997. Confidential treatment was granted as to a portion of this document.

10.17	Letter Agreement dated November 17, 2004 and Purchase Agreement Supplements dated January 11, 2005 between the Boeing Company and American Airlines, Inc., incorporated by reference to Exhibit 10.99 to AMR’s report on Form 10-K for the year ended December 31, 2004. Confidential treatment was granted as to a portion of these agreements.

10.18	Letter Agreement between the Boeing Company and American Airlines, Inc. dated May 5, 2005, incorporated by reference to Exhibit 10.7 to AMR’s report on Form 10-Q for the quarterly period ended June 30, 2005. Confidential treatment was granted as to a portion of this agreement.

10.19	Trust Agreement Under Supplemental Retirement Program for Officers of American Airlines, Inc., as amended and restated as of June 1, 2007, incorporated by reference to Exhibit 10.20 to American’s report on Form 10-K for the year ended December 31, 2008.

10.20	Trust Agreement Under Supplemental Executive Retirement Program for Officers of American Airlines, Inc Participating in the $uper $aver Plus Plan, as amended and restated as of June 1, 2007, incorporated by reference to Exhibit 10.21 to American’s report on Form 10-K for the year ended December 31, 2008.

10.21	Credit Agreement dated as of December 17, 2004, among American Airlines, Inc., AMR Corporation, the Lenders from time to time party thereto, Citicorp USA, Inc., as Administrative Agent for the Lenders, JPMorgan Chase Bank, N.A., as Syndication Agent and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book-Running Managers, incorporated by reference to Exhibit 10.103 to AMR’s report on Form 10-K for the year ended December 31, 2004.

10.22	2009 Annual Incentive Plan for American, incorporated by reference to Exhibit 99.1 to AMR’s current report on Form 8-K dated January 23, 2009.

10.23	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated August 17, 2007, incorporated by reference to Exhibit 10.24 to American Airlines Inc.’s report on Form 10-K for the year ended December 31, 2007. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

10.24	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated November 20, 2007, incorporated by reference to Exhibit 10.25 to American Airlines Inc.’s reported on Form 10-K from the year ended December 31, 2007. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

Exhibit
Number	Description of Document

10.25	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated December 10, 2007, incorporated by reference to Exhibit 10.26 to American Airlines Inc.’s reported on Form 10-K from the year ended December 31, 2007. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

10.26	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated January 20, 2008, incorporated by reference to Exhibit 10.27 to American Airlines Inc.’s reported on Form 10-K from the year ended December 31, 2007. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

10.27	Purchase Agreement Supplement by and between American Airlines, Inc. and The Boeing Company, dated February 11, 2008, incorporated by reference to Exhibit 10.28 to American Airlines Inc.’s reported on Form 10-K from the year ended December 31, 2007. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

10.28	Purchase Agreement No. 3219 between American Airlines, Inc. and The Boeing Company, dated as of October 15, 2008. Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, incorporated by reference to Exhibit 10.138 to AMR’s report on Form 10-K for the year ended December 31, 2008.

10.29	Form of Stock Appreciation Right Agreement (with awards effective July 20, 2009 to executive officers noted), incorporated by reference to Exhibit 10.1 to American’s report on Form 10-Q for the quarterly period ended June 30, 2009.

10.30	Form of 2009 Deferred Share Award Agreement (with awards effective July 20, 2009 to executive officers noted), incorporated by reference to Exhibit 10.2 to American’s report on Form 10-Q for the quarterly period ended June 30, 2009.

10.31	Form of Performance Share Agreement under the 2009 — 2011 Performance Share Plan for Officers and Key Employees and the 2009 — 2011 Performance Share Plan for Officers and Key Employees (with awards effective July 20, 2009 to executive officers noted) , incorporated by reference to Exhibit 10.3 to American’s report on Form 10-Q for the quarterly period ended June 30, 2009.

10.32	AMR Corporation 2009 Long Term Incentive Plan (approved by shareholders at AMR’s May 20, 2009 Annual Meeting of stockholders), incorporated by reference to Exhibit 10.4 to American’s report on Form 10-Q for the quarterly period ended June 30, 2009.

10.33	Purchase Agreement No. 1977 Supplement No. 32 dated as of June 9, 2009, incorporated by reference to Exhibit 10.1 to American’s report on Form 10-Q for the quarterly period ended June 30, 2009.

12.1	Statement regarding computation of ratio of earnings to fixed charges for each year in the five-year period ended December 31, 2008, incorporated by reference to Exhibit 12 to American’s report on Form 10-K for the year ended December 31, 2008.

12.2	Statement regarding computation of ratio of earnings to fixed charges for the six months ended June 30, 2009 and 2008, incorporated by reference to Exhibit 12 to American’s report on Form 10-Q for the quarterly period ended June 30, 2009.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gary F. Kennedy, Senior Vice President, General Counsel and Chief Compliance Officer of American Airlines, Inc. (included in Exhibit 5.1).

23.3	Consent of Aircraft Information Services, Inc.

23.4	Consent of BK Associates, Inc.

23.5	Consent of Morten Beyer & Agnew, Inc.

24.1	Power of Attorney (contained on signature pages hereto).

25.1	Statement of Eligibility of U.S. Bank Trust National Association, as Trustee, on Form T-1.

Exhibit
Number	Description of Document

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Nominee.

99.4	Form of Letter to Clients.

99.5	Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner.